                                                                    EXHIBIT c(1)
================================================================================




                         AGREEMENT AND PLAN OF MERGER

                                     AMONG

                             AMERICAN BRANDS, INC.

                                  HCAC, INC.

                                      AND

                            COBRA GOLF INCORPORATED




                         Dated as of December 18, 1995





================================================================================

                          AGREEMENT AND PLAN OF MERGER

                               TABLE OF CONTENTS

                                                                              Page
                                                                              ----
ARTICLE I             THE OFFER................................................   4

     Section 1.1      The Offer................................................   4
     Section 1.2      Company Action...........................................   8
     Section 1.3      Directors................................................  11

ARTICLE II            THE MERGER...............................................  13

     Section 2.1      The Merger...............................................  13
     Section 2.2      Closing..................................................  13
     Section 2.3      Effective Time of the Merger.............................  14
     Section 2.4      Certificate of Incorporation.............................  15
     Section 2.5      By-laws..................................................  15
     Section 2.6      Board of Directors and Officers..........................  15

ARTICLE III           EFFECT OF THE MERGER ON THE CAPITAL
                      STOCK OF THE CONSTITUENT CORPORATIONS;
                      EXCHANGE OF CERTIFICATES.................................  16

     Section 3.1      Effect on Capital Stock..................................  16
     Section 3.2      Exchange of Certificates.................................  18
     Section 3.3      Settlement of Stock Options..............................  22

ARTICLE IV            REPRESENTATIONS AND WARRANTIES OF
                      THE COMPANY..............................................  24

     Section 4.1      Organization and Standing;
                        Capitalization.........................................  24
     Section 4.2      Authority................................................  26
     Section 4.3      No Breach................................................  27
     Section 4.4      Subsidiaries.............................................  28
     Section 4.5      Financial Statements.....................................  30
     Section 4.6      Taxes....................................................  34
     Section 4.7      No Capital Stock Transactions............................  36
     Section 4.8      Indebtedness and Guarantees..............................  36
     Section 4.9      Material Contracts.......................................  36
     Section 4.10     Powers of Attorney.......................................  38
     Section 4.11     Employee Benefit Plans; etc..............................  38
     Section 4.12     Employees; Labor Matters.................................  41

                                                                             Page
                                                                             ----
     Section 4.13     Proprietary Rights.......................................  42
     Section 4.14     Litigation...............................................  44
     Section 4.15     Environmental Matters....................................  45
     Section 4.16     Governmental Approvals...................................  46
     Section 4.17     Permits, Compliance with Applicable Law..................  47
     Section 4.18     SEC Filings..............................................  48
     Section 4.19     Disclosures..............................................  50
     Section 4.20     Company Disclosure Documents.............................  50
     Section 4.21     State Takeover Statutes..................................  52

ARTICLE V             REPRESENTATIONS AND WARRANTIES OF
                      PARENT AND PURCHASER.....................................  53

     Section 5.1      Organization and Standing; Share Ownership...............  53
     Section 5.2      Authority................................................  53
     Section 5.3      No Breach................................................  54
     Section 5.4      Governmental Approvals...................................  55
     Section 5.5      Information..............................................  56
     Section 5.6      Financing................................................  58

ARTICLE VI            COVENANTS................................................  58

     Section 6.1      Covenants of the Company.................................  58
     Section 6.2      Hart-Scott-Rodino Act Filings............................  72
     Section 6.3      Public Announcements.....................................  72
     Section 6.4      Access to Information....................................  72
     Section 6.5      Further Action...........................................  74
     Section 6.6      Transfer Taxes...........................................  76
     Section 6.7      Environmental Assessment.................................  76
     Section 6.8      Covenants of Parent and Purchaser........................  78

ARTICLE VII           CONDITIONS TO THE MERGER.................................  81

     Section 7.1      Conditions of Each Party
                         to the Merger.........................................  81

ARTICLE VIII          TERMINATION..............................................  83

     Section 8.1      Termination..............................................  83
     Section 8.2      Effect of Termination....................................  87

ARTICLE IX            SURVIVAL.................................................  87

     Section 9.1      Survival.................................................  87

                                                                              Page
                                                                              ----
ARTICLE X             ASSIGNMENT; PARTIES IN INTEREST;
                      AMENDMENT; WAIVER........................................  88

     Section 10.1     Assignment...............................................  88
     Section 10.2     Parties in Interest......................................  88
     Section 10.3     Amendment................................................  89
     Section 10.4     Waiver...................................................  89
     Section 10.5     Procedure for Termination, Amendment,
                        Extension or Waiver....................................  90

ARTICLE XI            GENERAL PROVISIONS.......................................  91

     Section 11.1     Effect of Investigation..................................  91
     Section 11.2     Fees and Expenses........................................  91
     Section 11.3     Notices..................................................  94
     Section 11.4     Brokers; Fee Schedule....................................  96
     Section 11.5     Headings.................................................  97
     Section 11.6     Entire Agreement.........................................  97
     Section 11.7     Governing Law............................................  97
     Section 11.8     Counterparts.............................................  97
     Section 11.9     Knowledge................................................  97

                           Glossary of Defined Terms

Defined Terms                                                 Defined in Section

Balance Sheet................................................................4.5
Certificate...............................................................3.2(b)
Certificate of Merger........................................................2.3
Closing Date.................................................................2.2
Code.....................................................................4.11(a)
Common Stock............................................................preamble
Company.................................................................preamble
Company Board...........................................................preamble
Company Disclosure Documents................................................4.20
Company Permits.............................................................4.17
Company Plan.............................................................4.11(a)
Company's Representatives..............................................6.1(l)(i)
Competing Transaction.................................................6.1(l)(ii)
Confidentiality Agreement....................................................6.4
December 17 Meeting.......................................................1.2(a)
DGCL....................................................................preamble
Disclosure Schedule...................................................Article IV
Disinterested Directors...................................................1.3(a)
Dissenting Shares.........................................................3.1(d)
Effective Time...............................................................2.3
Environmental Study..........................................................6.7
Environmental Laws.......................................................4.15(b)
Environmental Liabilities................................................4.15(b)
ERISA....................................................................4.11(a)
ERISA Affiliate..........................................................4.11(a)
ERISA Pension Plans......................................................4.11(a)
ERISA Plan...............................................................4.11(a)
ERISA Welfare Plan.......................................................4.11(a)
Exchange Act..............................................................1.3(b)
Expense Reimbursement....................................................11.2(b)
Governmental Entity.........................................................4.16
Hazardous Materials..........................................................6.7
HSR Act.....................................................................4.16
Information Statement........................................................2.2
Intellectual Property.......................................................4.13
IRS......................................................................4.11(a)
Knowledge...................................................................11.9
Lehman....................................................................1.2(a)
Material Adverse Effect......................................................4.3
Merger..................................................................preamble
Merger Consideration......................................................3.1(b)
Minimum Condition........................................................Annex A


Defined Terms                                                 Defined in Section
Offer...................................................................preamble
Offer Documents...........................................................1.1(b)
Offer to Purchase.........................................................1.1(b)
Option Consideration.........................................................3.3
Options......................................................................3.3
Out-of-the-Money Options.....................................................3.3
Outside Termination Date..................................................8.1(b)
Parent..................................................................preamble
Paying Agent..............................................................3.2(a)
Per Share Amount........................................................preamble
Plan..................................................................4.13(a)(i)
Properties...................................................................6.7
Proxy Statement...........................................................6.1(c)
Purchaser...............................................................preamble
Purchaser Stock.........................................................preamble
Schedule 14D-1............................................................1.1(b)
Schedule 14D-9............................................................1.2(b)
Scheduled Expiration Date.................................................1.1(a)
SEC.......................................................................1.1(a)
SEC Filings.................................................................4.18
Securities Act..............................................................4.18
Selling Stockholders....................................................preamble
Special Meeting...........................................................6.1(b)
Stock Option and Tender Agreement.......................................preamble
Stock Option Plan............................................................3.3
Superior Transaction.................................................6.1(l)(iii)
Subsidiary...................................................................4.4
Surviving Corporation........................................................2.1
Taxes.....................................................................4.6(d)
Tax Return................................................................4.6(d)
Termination Fee..........................................................11.2(b)
Transfer Taxes...............................................................6.6

                          AGREEMENT AND PLAN OF MERGER

        AGREEMENT AND PLAN OF MERGER dated as of December 18, 1995 among AMERICAN BRANDS, INC., a Delaware corporation ("Parent"), HCAC, INC., a Delaware corporation ("Purchaser") and a wholly-owned subsidiary of Parent, and COBRA GOLF INCORPORATED, a Delaware corporation (the "Company"),

                             W I T N E S S E T H :
                             -------------------

        WHEREAS, Purchaser is a corporation duly organized and existing under the laws of the State of Delaware, having been incorporated on October 31, 1995 under the General Corporation Law of the State of Delaware (the "DGCL"), and has authorized capital stock consisting of 1,000 shares of Common Stock, par value $1.00 per share ("Purchaser Stock"), all of which are issued and outstanding and owned by Parent; and

        WHEREAS, the Company is a corporation duly organized and existing under the laws of the State of Delaware, having been incorporated on August 5, 1993 under the DGCL, and has authorized capital stock consisting of 45,000,000 shares, divided into (i) 5,000,000 shares of Preferred Stock, par value $0.001 per share, none of which are issued and outstanding, and (ii) 40,000,000 shares of Common Stock, $0.001 par value per share ("Common Stock"), of which 18,623,368 shares are issued and outstanding; and

        WHEREAS, the respective Boards of Directors of Purchaser and the Company and Parent as the sole stockholder of Purchaser have each determined that it is in the best interest of their respective stockholders for Parent, through Purchaser, to acquire the Company upon the terms and subject to the conditions set forth herein; and

        WHEREAS, in furtherance of such acquisition, Parent proposes to cause Purchaser to make a cash tender offer (as it may be amended from time to time as permitted under this Agreement, the "Offer") to acquire all the issued and outstanding shares of Common Stock for $36.00 per share (the "Per Share Amount") net to the seller in cash, without interest thereon, upon the terms and subject to the conditions of this Agreement and the Offer; and

        WHEREAS, the Board of Directors of the Company (the "Company Board") has unanimously approved the Offer and resolved and agreed, subject to the terms and conditions contained herein, to recommend that holders of shares of

Common Stock tender their shares of Common Stock pursuant to the Offer; and

        WHEREAS, also in furtherance of such acquisition, the Parent, Purchaser and the Company have each approved this Agreement, the Offer and the merger of Purchaser with and into the Company in accordance with the DGCL and upon the terms and subject to the conditions set forth herein (the "Merger"); and

        WHEREAS, (a) Parent and Purchaser are unwilling to enter into this Agreement unless, simultaneously with the execution and delivery of this Agreement, Parent and those selling stockholders listed on Schedule 1 attached hereto (the "Selling Stockholders") have entered into a Stock Option and Tender Agreement dated as of the date hereof (the "Stock Option and Tender Agreement") providing, among other things, for the grant of options and proxies to Parent by such Selling Stockholders in respect of the shares of Common Stock owned and held by them and the agreement of the Selling Stockholders to tender pursuant to the Offer all shares of Common Stock owned and held by them, subject to the terms and conditions contained therein and (b) the Company Board has approved Parent and Purchaser entering into the Stock Option and Tender Agreement, which is to be executed simultaneously with the execution hereof;

        NOW, THEREFORE, in consideration of the premises and of the mutual agreements hereinafter contained, the parties hereto do hereby agree as follows:

                                   ARTICLE I

                                   THE OFFER

        SECTION 1.1.  The Offer.  (a) Provided that this Agreement shall not
                      ---------
have been terminated in accordance with Section 8.1 and none of the events set forth in Annex A hereto shall have occurred or be existing (unless such event shall have been waived by Purchaser), Parent shall cause Purchaser to commence, and Purchaser shall commence, the Offer at the Per Share Amount as promptly as reasonably practicable after the date hereof, but in no event later than five business days after the public announcement of Purchaser's intention to commence the Offer. The Offer shall remain open until the twentieth business day from the commencement of the Offer (the "Scheduled Expiration Date"). The obligation of Purchaser to accept for payment and pay for shares of Common Stock tendered pursuant to the Offer shall be subject to the satisfaction or waiver of the conditions set forth in Annex A hereto. Purchaser expressly reserves the right to waive any such condition, to increase the price per share of Common Stock payable in the Offer, and to make any other change in the terms and conditions of the Offer; provided, however, that, without the written consent of the Company, no change may be made which (A) decreases the price per share of Common Stock payable in the Offer, (B) reduces the maximum number of shares of Common Stock to be purchased in the Offer, (C) imposes conditions to the Offer in addition to those set forth in Annex A hereto, (D) amends or changes the terms and conditions of the Offer in any manner adverse to the holders of shares of Common Stock (other than Parent and its subsidiaries), (E) changes or waives the Minimum Condition (as defined in Annex A), (F) changes the consideration payable in the Offer to anything other than all cash, (G) reduces the time period during which the Offer shall remain open or (H) except as provided in the next sentence, extends the time period during which the Offer shall remain open. Notwithstanding the foregoing, Purchaser may, without the consent of the Company, (i) extend the Offer beyond the Scheduled Expiration Date and any subsequent scheduled expiration date, if at such date any of the conditions to Purchaser's obligation to accept for payment, and pay for, shares of the Common Stock shall not be satisfied or waived, until such time as such conditions are satisfied or waived, and (ii) extend the Offer for any period required by any rule, regulation, interpretation or position of the Securities and Exchange Commission (the "SEC"). The Per Share Amount shall be net to the seller in cash, without interest thereon, upon the terms and subject to the conditions of this Agreement and the Offer. Purchaser covenants and agrees that, subject to the terms and conditions of the Offer and this Agreement, including but not limited to the conditions of the Offer set forth in Annex A hereto, it will accept for payment and pay for shares of Common Stock validly tendered and not withdrawn pursuant to the Offer as promptly as practicable after the expiration of the Offer.

        (b) As soon as reasonably practicable on the date of commencement of the Offer, Parent and Purchaser shall file with the SEC to the extent required by law a Tender Offer Statement on Schedule 14D-1 (together with all amendments and supplements thereto, the "Schedule 14D-1") with respect to the Offer and the other transactions contemplated hereby. The Schedule 14D-1 shall contain or shall incorporate by reference an offer to purchase (the "Offer to Purchase") and form of the related letter of transmittal, summary advertisement and the related ancillary documents (the

Schedule 14D-1 and the documents included therein pursuant to which the Offer will be made, together with all supplements and amendments thereto, the "Offer Documents"). Purchaser shall disseminate to holders of shares of Common Stock the Offer Documents to the extent required by law. Parent, Purchaser and the Company each agrees to correct promptly any information provided by it for use in the Offer Documents which shall have become false or misleading in any material respect, and Parent and Purchaser further agree to take all steps necessary to cause the Schedule 14D-1 as so corrected to be filed with the SEC and the other Offer Documents as so corrected to be disseminated to holders of shares of Common Stock, in each case as and to the extent required by applicable federal securities laws. The Company and its counsel shall be given an opportunity to review and comment on the Offer Documents and any amendments thereto prior to the filing thereof with the SEC. Parent and Purchaser will provide the Company and its counsel with a copy of any written comments or telephonic notification of any oral comments Parent or Purchaser may receive from the SEC or its staff with respect to the Offer Documents promptly after the receipt thereof and will provide the Company and its counsel with a copy of any written responses and telephonic notification of any oral responses of Parent, Purchaser or their counsel.

        SECTION 1.2.  Company Action.  (a)  The Company hereby approves of and
                      --------------
consents to the Offer and the Merger and represents that (i) the Company Board, at a meeting duly called and held on December 17, 1995 (the "December 17 Meeting"), has (A) duly and unanimously adopted resolutions (x) approving and adopting this Agreement and the transactions contemplated hereby, (y) determining that this Agreement and the transactions contemplated hereby, including, without limitation, each of the Offer and the Merger, are fair to and in the best interests of the stockholders of the Company and (z) recommending that the stockholders of the Company approve and adopt this Agreement, and accept the Offer and tender their shares pursuant to the Offer, and (B) taken all other action necessary to render Section 203 of the DGCL inapplicable to this Agreement, the Offer, the Merger, the Stock Option and Tender Agreement and any purchase of shares of Common Stock by Parent or Purchaser pursuant to this Agreement and the Stock Option and Tender Agreement; and (ii) Lehman Brothers Inc. ("Lehman") has rendered to the Company Board its opinion, that the consideration to be received by the holders of shares of Common Stock pursuant to each of the Offer and the Merger is fair to such holders from a financial point of view, and a complete and correct signed copy of such opinion promptly upon receipt will be delivered to Parent. The Company has been authorized by Lehman, subject to prior review by such financial advisor, to permit such fairness opinion (or references thereto) to be included in the Offer Documents and in the Schedule 14D-9 (as defined in paragraph (b) of this Section 1.2) and the Proxy Statement (as defined in
Section 6.1(c)) or the Information Statement (as defined in Section 2.2). Subject to the Company Board's fiduciary duty under applicable law and the provisions of this Agreement, the Company hereby consents to the inclusion in the Offer Documents of the recommendation of the Company Board described above. The Company has been advised by each of its directors that they intend to tender all shares of Common Stock beneficially owned by them to Purchaser pursuant to the Offer or, where applicable, otherwise sell such shares to Parent in accordance with the Stock Option and Tender Agreement.

        (b) As soon as reasonably practicable on or after the date the Offer is commenced, the Company shall file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the Offer (together with all amendments and supplements thereto, the "Schedule 14D-9") containing, subject to the Company Board's fiduciary duties under applicable law and the provisions of this Agreement, the recommendation of the Company Board described in Section 1.2(a) and shall mail the Schedule 14D-9 to the stockholders of the Company. The Company, Parent and Purchaser each agrees to correct promptly any information provided by it for use in the Schedule 14D-9 which shall have become false or misleading in any material respect, and the Company further agrees to take all steps necessary to cause the Schedule 14D-9 as so corrected to be filed with the SEC and disseminated to holders of shares of Common Stock, in each case as and to the extent required by applicable federal securities laws. Parent, Purchaser and their counsel shall be given an opportunity to review and comment on the Schedule 14D-9 and any amendments thereto prior to the filing thereof with the SEC. The Company will provide Parent, Purchaser and their counsel with a copy of any written comments or telephonic notification of any oral comments the Company may receive from the SEC or its staff with respect to the Schedule 14D-9 promptly after the receipt thereof and will provide Parent, Purchaser and their counsel with a copy of any written responses and telephonic notification of any oral responses of the Company or its counsel.

        (c) The Company shall promptly furnish Purchaser with mailing labels containing the names and addresses of all record holders of shares of Common Stock as of the most recent date reasonably practicable and of those persons becoming record holders subsequent to such date, together with copies of all lists of stockholders and security position listings and shall furnish Purchaser with such additional information, including, without limitation, updated lists of stockholders, security position listings and computer files (if any), and such other assistance as Parent, Purchaser or their agents may reasonably request.

        SECTION 1.3.  Directors.  (a)  Promptly upon the acceptance for payment
                      ---------
of, and payment for, shares of Common Stock pursuant to the Offer, and from time to time thereafter, Parent shall be entitled to designate such number of directors, rounded up to the next whole number, on the Company Board as will give Parent representation on the Company Board (which shall be reduced to 10 members) equal to the product of (a) ten and (b) the percentage that the number of shares of Common Stock purchased by Parent (including the shares of Common Stock accepted for payment and paid for in the Offer and the shares of Common Stock acquired pursuant to the Stock Option and Tender Agreement) bears to the number of shares of Common Stock outstanding, and the Company shall take all action necessary to cause Parent's designees to be elected or appointed to the Company Board, provided, however, that the Company Board shall have no less than three members who are directors on the date hereof and who are not officers or employees of the Company (the "Disinterested Directors"). At such times, the Company will use its reasonable best efforts to cause such individuals designated by Parent to constitute (x) the minimum number of members necessary to constitute a simple majority of each committee of the Company Board, (y) the minimum number of members necessary to constitute a simple majority of each board of directors of each Subsidiary (as defined in Section 4.4) and (z) the minimum number of members necessary to constitute a simple majority of each committee of each such board.

        (b) The Company's obligations to appoint designees to the Company Board shall be subject to Section 14(f) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Rule 14f-1 promulgated thereunder. The Company shall promptly take all actions required pursuant to Section 14(f) and Rule 14f-1 in order to fulfill its obligations under this Section 1.3 and shall include in the Schedule 14D-9 such information with respect to the Company and its officers and directors as is required under Section 14(f) and Rule 14f-1 to fulfill such obligations. Parent or Purchaser will supply to the Company in writing and be solely responsible for any information with respect to itself and its nominees, officers, directors and affiliates required by Section 14(f) and Rule 14f-1.

                                  ARTICLE II

                                  THE MERGER

        SECTION 2.1.  The Merger.  Upon the terms and subject to the conditions
                      ----------
hereof, at the Effective Time (as defined in Section 2.3), the Merger shall occur in accordance with the applicable provisions of the DGCL, the separate corporate existence of Purchaser shall thereupon cease, and the Company, as the surviving corporation in the Merger (the "Surviving Corporation") and wholly-owned subsidiary of Parent, shall continue its separate corporate existence under the name "Cobra Golf Incorporated" and in accordance with the DGCL, with all its rights, privileges, immunities, powers and franchises continuing unaffected by the Merger. The Merger shall have the effects set forth in
Section 259 of the DGCL.

        SECTION 2.2.  Closing.  The closing of the Merger will take place at
                      -------
10:00 a.m. on a date to be specified by Parent or Purchaser, which shall be no later than the fifth business day after the later of (i) satisfaction or waiver of the conditions set forth in Article VII hereof and (ii) the twentieth day following the date on which an information statement in definitive form to be furnished to the stockholders of the Company relating to the Merger (the "Information Statement") has been sent to such stockholders (the "Closing Date"), at the offices of Chadbourne & Parke LLP, 30 Rockefeller Plaza, New York, New York 10112, unless another date or place is agreed to in writing by the parties hereto.

        SECTION 2.3.  Effective Time of the Merger.  Subject to the provisions
                      ----------------------------
of this Agreement, as soon as practicable on or after the Closing Date, Purchaser and the Company shall cause a certificate of merger or other appropriate documents (in any such case, the "Certificate of Merger"), executed in accordance with the relevant provisions of the DGCL, to be filed and recorded as required by the DGCL. The Merger shall become effective when the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware, or at such other time as Purchaser and the Company shall agree should be specified in the Certificate of Merger. When used in this Agreement, the term "Effective Time" shall mean the time and date at which the Merger becomes effective.

        SECTION 2.4.  Certificate of Incorporation.  The Certificate of
                      ----------------------------
Incorporation of Purchaser as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

        SECTION 2.5.  By-laws.  The By-laws of Purchaser as in effect
                      -------
immediately prior to the Effective Time shall be the By-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

        SECTION 2.6.  Board of Directors and Officers.  At the Effective Time,
                      -------------------------------
the members of the Board of Directors of Purchaser immediately prior to the Effective Time shall be the members of the Board of Directors of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation, in each case until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                                  ARTICLE III

               EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
              CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

        SECTION 3.1.  Effect on Capital Stock.  At the Effective Time, by virtue
                      -----------------------
of the Merger and without any action on the part of the holders thereof:

        (a)  Cancellation of Treasury Stock and Parent Owned Common Stock.  Each
             ------------------------------------------------------------
   share of Common Stock then owned by Parent or Purchaser or any other direct or indirect subsidiary of Parent and each share of Common Stock then held in the treasury of the Company or owned by any Subsidiary shall be canceled and no consideration shall be payable therefor;

        (b)  Conversion of Common Stock.  Each share of Common Stock issued and
             --------------------------
   outstanding immediately prior to the Effective Time (other than shares of Common Stock being canceled pursuant to Section 3.1(a) and any Dissenting Shares (as defined in Section 3.1(d))), shall be converted into the right to receive from the Surviving Corporation the Per Share Amount, net to the seller in cash, without interest thereon, subject to amounts required to be withheld under applicable federal, state, local or foreign income tax laws and regulations (the "Merger Consideration"), upon the surrender of the certificate representing such share in accordance with
   Section 3.2; each share so converted shall at the Effective Time be canceled, and each certificate which theretofore represented shares so converted and canceled shall thereafter represent only the right to receive the Merger Consideration multiplied by the number of such shares represented by such certificate;

        (c)  Purchaser Stock.  Each share of Purchaser Stock issued and
             ---------------
   outstanding immediately prior to the Effective Time shall be converted into one newly issued share of common stock of the Surviving Corporation; and

        (d)  Dissenting Shares.  Any shares of Common Stock held by
             -----------------
   stockholders, if any, who shall have properly exercised appraisal rights with respect thereto in accordance with Section 262 of the DGCL ("Dissenting Shares") shall not be converted into the right to receive the Merger Consideration pursuant to the Merger, but instead shall be entitled to only such rights as are provided by the DGCL, except that any Dissenting Shares held by a stockholder who shall thereafter withdraw his or her demand for appraisal thereof or lose his or her right to such payment as provided in such Section 262 shall cease to be Dissenting Shares hereunder and shall be deemed converted into and represent only the right to the Merger Consideration such holder otherwise would have been entitled to receive as a result of the Merger as provided in Section 3.1(b), upon surrender of the certificate or certificates representing such shares in accordance with
   Section 3.2. The Company shall give Parent (i) prompt notice of any demands for appraisal of shares of Common Stock received by the Company and (ii) the opportunity to participate in and direct all negotiations and proceedings with respect to any such demands. The Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle, offer to settle or otherwise negotiate, any such demands.

        SECTION 3.2.    Exchange of Certificates.
                        ------------------------

        (a)  Paying Agent; Interest.  Prior to the Effective Time, Parent shall
             ----------------------
designate a bank or trust company to act as paying agent in the Merger (the "Paying Agent"), and, from time to time on, prior to or after the Effective Time, Parent shall make available, or cause the Surviving Corporation to make available, subject to Section 3.2(e), to the Paying Agent funds in amounts and at the times necessary for the payment of the Merger Consideration upon surrender of certificates representing shares of Common Stock as part of the Merger pursuant to Section 3.1, it being understood that any and all interest earned on funds made available to the Paying Agent pursuant to this Agreement shall be turned over to Parent.

        (b)  Exchange Procedure.  As soon as reasonably practicable after the
             ------------------
Effective Time, the Paying Agent shall mail to each holder of record (other than the Company or any Subsidiary, or Parent or Purchaser or any other direct or indirect subsidiary of Parent) of a certificate or certificates which immediately prior to the Effective Time represented shares of Common Stock (the "Certificates"), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and shall be in a form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration payable in respect of the shares of Common Stock represented by such Certificate, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of shares of Common Stock that is not registered in the transfer records of the Company, payment may be made to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of such Certificate or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered as contemplated by this
Section 3.2, each Certificate (other than Certificates representing shares of Common Stock owned by Parent or Purchaser or any other direct or indirect subsidiary of Parent, held in the treasury of the Company, owned by any Subsidiary or any Dissenting Shares) shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration in respect of the shares of Common Stock theretofore represented by such Certificate. No interest will be paid or will accrue on the cash payable upon the surrender of any Certificate.

        (c)  No Further Ownership Rights in Common Stock.  All cash paid upon
             -------------------------------------------
the surrender of Certificates in accordance with the terms of this Article III shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Common Stock theretofore represented by such Certificates. At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Paying Agent for any reason, they shall be canceled and exchanged as provided in this Article III, except as otherwise provided by law.

        (d)  No Liability.  None of Parent, Purchaser, the Company or the Paying
             ------------
Agent shall be liable to any person in respect of any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

        (e)  Termination of Funds.  Any portion of the funds which remain with
             --------------------
the Paying Agent and which remain undistributed to the holders of the Common Stock for six months after the Effective Time shall be delivered to Parent, on demand, and any holders of the Common Stock who have not theretofore complied with this Article III and the instructions set forth in the letter of transmittal mailed to such holder after the Effective Time shall thereafter look only to Parent for payment of the Merger Consideration to which they are entitled. Any portion of the Merger Consideration made available to the Paying Agent pursuant to Section 3.2(a) hereof to pay for shares of Common Stock for which appraisal rights have been perfected shall be returned to Parent on demand.

        SECTION 3.3. Settlement of Stock Options.  At or immediately prior to
                     ---------------------------
the Effective Time, each holder of a then outstanding option to purchase shares of Common Stock under the Cobra Golf Incorporated 1993 Stock Option Plan (as amended from time to time prior to the date hereof, the "Stock Option Plan"), whether or not then vested or exercisable (the "Options"), shall, in settlement thereof, receive from the Company, for each share such holder could have purchased had such Options been fully vested immediately prior to the Effective Time and had such holder exercised such Options in full immediately prior to the Effective Time, an amount (subject to any applicable withholding tax) in cash equal to the excess, if any, of the Per Share Amount over the per share exercise price of such Option (such amount being hereinafter referred to as the "Option Consideration"). Upon receipt of the Option Consideration, the Option shall be canceled. The surrender of an Option to the Company in exchange for the Option Consideration shall be deemed a release of any and all rights the holder had or may have had in respect of such Option and the payment of the Option Consideration with respect to all Options held by such holder with respect to which the Option Consideration is payable shall be conditioned on such holder acknowledging the cancellation of such Options together with any Options held by such holder as to which the exercise price equals or exceeds the Per Share Amount (the "Out-of-the-Money Options"). Prior to the Effective Time, the Company shall use its reasonable best efforts to obtain releases from those holders that hold only Out-of-the-Money Options under the Stock Option Plan and take all such other lawful action as may be necessary to give effect to the transactions contemplated by this Section 3.3 (except for such action that may require the approval of the Company's stockholders). Except as otherwise agreed to by the parties, (i) the Stock Option Plan shall terminate as of the Effective Time and the provisions in any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Company or any subsidiary thereof, shall be canceled as of the Effective Time, and (ii) the Company shall take all action necessary to ensure that following the Effective Time no participant in the Stock Option Plan or other plans, programs or arrangements shall have any right thereunder to acquire equity securities of the Company, Parent, the Surviving Corporation or any subsidiary thereof and to terminate all such plans.

                                  ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        Except as set forth in the Disclosure Schedule (the "Disclosure Schedule") delivered to Parent prior to the execution of this Agreement, the Company hereby represents and warrants to Parent and Purchaser as follows:

        SECTION 4.1.  Organization and Standing; Capitalization.  (a) The
                      -----------------------------------------
Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with all requisite corporate power and authority to own its properties and to carry on its business as presently conducted. The Company is duly qualified and in good standing to transact business as a foreign corporation in each jurisdiction in which the conduct or nature of its business or the ownership, leasing or holding of its properties makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect (as defined below). A list of the jurisdictions in which the Company is so qualified is set forth in Section 4.1 of the Disclosure Schedule. The Company has made available to Parent and Purchaser true and complete copies of its Certificate of Incorporation, By-laws and minute books.

        (b) The authorized capital stock of the Company consists of 45,000,000 shares, divided into (i) 5,000,000 shares of Preferred Stock, par value $0.001 per share, none of which are issued and outstanding or held in the treasury of the Company, and (ii) 40,000,000 shares of Common Stock, par value $0.001 per share, of which 18,623,368 shares are issued and outstanding as of the close of business December 15, 1995, none of which shares are held in the treasury of the Company, an additional 1,900,000 shares are reserved for issuance upon exercise of Options, and the remainder are unissued and not reserved. All the outstanding shares of Common Stock are, and all shares which may be issued under the Stock Option Plan will be, when issued, duly authorized, validly issued, fully paid and nonassessable. Options granted by the Company to purchase 1,343,980 shares of Common

Stock are outstanding as of the close of business December 15, 1995 under the Stock Option Plan and Options to purchase 370,646 shares of Common Stock were exercisable as of such time. Except for the Options, there are no outstanding options or rights to acquire, or any outstanding securities or obligations convertible into or exchangeable for, Common Stock or any other securities of the Company and the Company is not obligated, now or in the future, contingently or otherwise, to issue Common Stock or any other of its securities to any person or entity.

        SECTION 4.2.  Authority.  The Company has all requisite corporate power
                      ---------
and authority to enter into this Agreement and, subject to approval of this Agreement by the holders of a majority of the outstanding shares of Common Stock, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company subject, in the case of this Agreement, to approval of this Agreement by the holders of a majority of the outstanding shares of Common Stock. This Agreement has been duly executed and delivered by the Company and, assuming this Agreement constitutes the valid and binding agreement of Parent and Purchaser, constitutes the valid and binding obligation of the Company enforceable in accordance with its terms, subject to the qualification, however, that enforcement of the rights and remedies created hereby may be limited by bankruptcy, insolvency, reorganization and other similar laws of general application relating to or affecting the rights and remedies of creditors and that the remedy of specific enforcement or of injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

        SECTION 4.3.  No Breach.  The execution and delivery of this Agreement
                      ---------
by the Company do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof (assuming the approval of the Merger and this Agreement by the Company's stockholders has been obtained and the approvals specified in Section 4.16 hereof have been obtained) will not, with or without the giving of notice or the lapse of time, or both, conflict with, or result in a breach or violation of or a default under, or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a benefit under (i) the Certificate of Incorporation or By-laws of the Company or the certificates of incorporation or the by-laws (or the equivalent thereof) of any of the Subsidiaries, or (ii) any covenant, agreement, indenture or instrument to which the Company or any of the Subsidiaries is a party, or (iii) any order, ruling, decree, judgment, arbitration award, statute, law, ordinance, rule, regulation or stipulation to which the Company or any of the Subsidiaries or their respective properties or assets is subject, or result in the creation of any lien, charge or encumbrance upon any of the properties or assets of the Company or any of the Subsidiaries, except, in the case of items (ii) and (iii) above, for those which, individually or in the aggregate, would (x) not have a material adverse effect on the business, prospects, financial condition, assets, properties or results of operations of the Company and the Subsidiaries taken as a whole (a "Material Adverse Effect"), (y) not materially impair the ability of the Company to perform its obligations hereunder or (z) not prevent the consummation of the transactions contemplated hereby.

        SECTION 4.4.  Subsidiaries.  The only companies, partnerships or other
                      ------------
organizations in which the Company directly or indirectly owns at least a majority of the outstanding equity interests thereof (each a "Subsidiary" and collectively, the "Subsidiaries") are listed below:

                                           Jurisdiction of Incorporation
         Subsidiaries                             or Organization
         ------------                      -----------------------------
       Cobra (U.K.) Ltd.                            United Kingdom
       Cobra Europe S.A.                                France
  Cobra Export Incorporated                            Barbados
Cobra Golf-Japan Incorporated                       Delaware, U.S.A.

  Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization with all requisite corporate power and authority to own and operate its business and properties and to carry on its business as presently conducted. Each Subsidiary is duly qualified and in good standing to transact business as a foreign corporation in each jurisdiction in which the conduct or nature of its business or the ownership, leasing or holding of its properties makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect. The Company has delivered to Parent and Purchaser true and complete copies of the certificates of incorporation, by-laws or other organizational documents, and has made available minute books, of each of the Subsidiaries. The outstanding shares of capital stock of each of the Subsidiaries are validly issued and fully paid and nonassessable and are owned beneficially and of record by the Company or a wholly-owned Subsidiary free and clear of all liens, pledges, encumbrances, charges, agreements or other claims. There are no outstanding options or rights to acquire, or any outstanding securities or obligations convertible into or exchangeable for, stock of any class or any other securities of any of the Subsidiaries, and none of the Company nor any of the Subsidiaries is obligated, now or in the future, contingently or otherwise, to issue stock of any class or any other securities of any Subsidiary to any person or entity. The Company does not own, directly or indirectly, any equity or debt securities of, or own any other ownership interest in, any corporation, partnership, joint venture, or other entity or organization other than the Subsidiaries.

        SECTION 4.5.  Financial Statements.  The audited consolidated financial
                      --------------------
statements of the Company (such term for purposes of this Section 4.5, being also a reference to Cobra Golf Incorporated II, a California corporation, in respect of periods prior to September 16, 1993) and its subsidiaries at December 31, 1994, December 31, 1993, December 31, 1992, December 31, 1991 and December 31, 1990 and for the respective fiscal years then ended, and the notes thereto, reported on by Ernst & Young LLP, and the unaudited consolidated financial statements of the Company and the Subsidiaries at March 31, 1995, June 30, 1995 and September 30, 1995 and for the three month, six month and nine month periods then ended, which the Company has made available to Parent and Purchaser, have been prepared in accordance with generally accepted accounting principles applied (except as set forth in the notes contained therein and subject, in the case of quarterly financial statements, to normal and recurring year end adjustments) on a consistent basis, and present fairly the consolidated financial position of the Company and its consolidated subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows (or changes in financial position) for each of the fiscal years or three month, six month or nine month periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements). Except as and to the extent reflected or reserved against in the consolidated balance sheet of the Company and its consolidated Subsidiaries at September 30, 1995 (the "Balance Sheet"), at September 30, 1995 neither the Company nor any of the Subsidiaries had any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by generally accepted accounting principles to be reflected on the Balance Sheet. Since September 30, 1995, neither the Company nor any of the Subsidiaries has incurred any liabilities or obligations (a) other than those arising from operations in the ordinary course of business or (b) specifically disclosed in any document filed with the SEC prior to the date hereof or (c) those which would not, individually or in the aggregate, have a Material Adverse Effect and in any such case do not involve transactions with affiliates of the Company. Except as set forth in the SEC Filings or as otherwise contemplated by this Agreement, since September 30, 1995, the Company and the Subsidiaries have each operated only in the ordinary course of business and there have been no changes in the business, prospects, condition (financial or otherwise), assets, properties or results of operations of the Company and the Subsidiaries that would, individually or in the aggregate, have a Material Adverse Effect. Specifically, and without limiting the generality of the foregoing, since September 30, 1995 (except as set forth in the SEC Filings or as otherwise contemplated by this Agreement), (a) neither the Company nor any of the Subsidiaries has (i) amended their charter documents, by-laws or other organizational documents; (ii) issued or sold (except pursuant to the exercise of Options under the Stock Option Plan that were outstanding on September 30, 1995) any shares of its capital stock or any of its other securities or issued any securities convertible into or exchangeable for, or options, warrants to purchase, scrip, rights to subscribe for, calls or commitments of any character whatsoever relating to, or entered into any contract, understanding or arrangement with respect to the issuance of, any shares of its capital stock or any of its other securities, or entered into any arrangement or contract with respect to the purchase or voting of shares of its capital stock, or adjusted, split, reacquired, redeemed, combined or reclassified any of its securities, or made any other changes in its capital structure; (iii) sold or otherwise disposed of or leased any part of their respective properties or assets or purchased or otherwise acquired or leased properties or assets except sales or purchases of inventory and purchases of capital equipment in the ordinary course of business, or acquired or agreed to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof; (iv) declared, set aside or paid any dividends on, or made any distributions in respect of, its shares of outstanding capital stock; (v) (A) granted any general increase in wage or salary rates or in employee benefits, except in the ordinary course of business consistent with past practice, or (B) granted any increase in salary or in employment, retirement, severance or termination or other benefits or pay any bonus to any officer or director (except as required by existing agreements, plans or arrangements), (C) entered into any employment contract with any person which the Company or the relevant Subsidiary does not have the unconditional right to terminate without material liability, (D) taken any action to cause to be exercisable any otherwise unexercisable Option under the Stock Option Plan, or (E) adopted (or amended in any manner which would, individually or in the aggregate, materially increase the benefits under) any Company Plan (as defined in Section 4.11); (vi) made any material changes in the type or amount of their insurance coverages; (vii) made any change in accounting methods, principles or practices materially affecting assets, liabilities or business, except as may be required by a change in generally accepted accounting principles; and (viii) made any material tax election (unless required by law) or settled or compromised any material income tax liability of the Company or any of the Subsidiaries except if such action is taken in the ordinary course of business.

        SECTION 4.6.  Taxes.  (a)  The Company and each of the Subsidiaries have
                      -----
timely filed (or have had timely filed
on their behalf) or will file or cause to be timely filed, all material Tax Returns (as defined below) required by applicable law to be filed by any of them prior to or as of the Closing Date. All such Tax Returns and amendments thereto are or will be true, complete and correct in all material respects. There are no liens for Taxes upon the assets of the Company except for liens for Taxes not yet due.

        (b) The Company and each of the Subsidiaries have paid (or have had paid on their behalf), or where payment is not yet due, have established (or have had established on their behalf and for their sole benefit and recourse), or will establish or cause to be established on or before the Closing Date, an adequate accrual for the payment of all material Taxes (as defined below) due with respect to any period ending prior to or as of the Closing Date.

        (c) Prior to the date hereof, the Company and the Subsidiaries have delivered to Parent all material Tax sharing, Tax indemnity, or similar agreements to which the Company or any of the Subsidiaries is a party, is bound by, or has any obligation or liability for Taxes.

        (d) As used in this Agreement, (i) "Taxes" shall mean all Federal, state, local and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto; and (ii) "Tax Returns" shall mean all Federal, state, local and foreign tax returns, declarations, statements, reports, schedules, forms and information returns and any amended Tax Return relating to Taxes.

        SECTION 4.7.  No Capital Stock Transactions.  There are no outstanding
                      -----------------------------
contractual obligations of the Company or any of the Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any of the Subsidiaries.

        SECTION 4.8.  Indebtedness and Guarantees.  Neither the Company nor any
                      ---------------------------
of the Subsidiaries has any material obligations for money borrowed or under any guarantees or has any agreements or arrangements to borrow money or to enter into any such guarantee, except, in each case, such obligations entered into in the ordinary course of business and not involving transactions with affiliates of the Company.

        SECTION 4.9.  Material Contracts.  Except as identified in the SEC
                      ------------------
Filings (as defined in Section 4.18), neither the Company nor any of the Subsidiaries is party to, nor is the Company or any of the Subsidiaries (or their respective assets) bound by, any contract, indenture, lease or other agreement which, individually or in the aggregate, is material to the Company and the Subsidiaries taken as a whole. Except as identified in the SEC Filings, there are no contracts, indentures, leases or other agreements between the Company or any Subsidiary, on the one hand, and any current or former director, officer, employee or 5% or greater shareholder of the Company or any of their affiliates or family members, on the other. All contracts, indentures, leases and agreements to which the Company or any of the Subsidiaries is a party or by which any of their respective assets is bound are valid and binding, in full force and effect and enforceable against the parties thereto in accordance with their respective terms, (i) other than such failures to be so valid and binding, in full force and effect or enforceable which would not, either individually or in the aggregate, have a Material Adverse Effect, and (ii) subject to the qualification that enforcement of the rights and remedies created thereby may be limited by bankruptcy, insolvency, reorganization and other similar laws of general application relating to or affecting the rights and remedies of creditors and that the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought. There is not under any such contract, indenture or agreement any existing default, or event, which after notice or lapse of time, or both, would constitute a default, by the Company or any of the Subsidiaries, or to the Company's knowledge, any other party, except to the extent any such defaults or events would not, individually or in the aggregate, have a Material Adverse Effect.

        SECTION 4.10.  Powers of Attorney.  There are no outstanding powers of
                       ------------------
attorney or similar authorizations (including, without limitation, with respect to Taxes) given by the Company or any of the Subsidiaries, other than powers of attorney that are terminable at will.

        SECTION 4.11.  Employee Benefit Plans; Etc.  (a) The Company has
                       ---------------------------
delivered to Parent or Purchaser full and complete copies, or full and complete descriptions in the event any of the following is not in writing, of each bonus, profit sharing, compensation, termination, stock option, stock appreciation right, restricted stock, performance unit, pension, retirement, deferred compensation, employment, severance, termination pay, welfare or other employee benefit agreement, understanding or arrangement, labor agreement, trust plan, fund or other arrangement maintained by or with respect to which the Company or any Subsidiary or any trade or business (whether or not incorporated), that together with the Company would be deemed a "single employer" within the meaning of Sections 414(b), (c), (m) or (o) of the Internal

Revenue Code of 1986, as amended (the "Code"), ("ERISA Affiliate") is required to contribute for the benefit or welfare of any director, officer, employee or former employee of the Company, any Subsidiary or any ERISA Affiliate (a "Company Plan"). Each of the Company Plans is, and has been, in material compliance with all applicable laws including the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Code. There are no actions, suits or claims pending (other than routine claims for benefits) or any actions, suits or claims (other than routine claims for benefits) which could reasonably be expected to be asserted, against any Company Plan or the assets or fiduciaries of any Company Plan sponsored or maintained by the Company or any of the Subsidiaries or any "employee benefit plan" ("ERISA Plan") as defined in
Section 3(3) of ERISA established or maintained by an ERISA Affiliate which would have a Material Adverse Effect on the Company or any of the Subsidiaries or any of its or their assets. The Internal Revenue Service (the "IRS") has determined that each Company Plan that is intended to be a qualified plan under
Section 401(a) of the Code is so qualified and the Company is aware of no event or lack of compliance occurring after the date of such determination by the IRS that would adversely affect such determination. Except as previously disclosed to Parent or

Purchaser, no condition exists that could subject the Company or any Subsidiary to a material civil penalty under Section 502(i) of ERISA or material liability under Section 4069 of ERISA or 4975 of the Code or the loss of a federal tax deduction under Section 280G of the Code or other liability with respect to the Company Plans that is not reflected on the Balance Sheet. None of the Company Plans are, or have been, subject to Title IV of ERISA or to the minimum funding requirements of the Code or ERISA. Neither the Company nor any Subsidiary is subject to any actual or contingent, direct or indirect material liability under Title IV of ERISA. Apart from benefits from "employee pension benefit plans" ("ERISA Pension Plans") as defined in Section 3(2) of ERISA and benefits described under Section 4980 of the Code, neither the Company nor any of the Subsidiaries has any obligation to provide benefits under any Plan except as to its active employees. Each "employee welfare benefit plan" ("ERISA Welfare Plan") as defined in Section 3(1) of ERISA of the Company or any ERISA Affiliate that is a "group health plan" within the meaning of Section 4980B(g)(2)(B) of the Code has been administered in accordance with Title I, Subtitle B, Part 6 of ERISA and has met the requirements of Section 4980B of the Code.

        (b) The Company has heretofore made available to Parent and Purchaser correct and complete copies of each of the following:

        (i) the most recent IRS Form 5500 and all schedules thereto, if any, with respect to each Company Plan;

        (ii) the most recent determination letter issued by the IRS regarding the qualified status of each such Company Plan that is an ERISA Pension Plan;

        (iii) the most recent accountant's report, if any, with respect to each Company Plan; and

        (iv) the most recent summary plan description, if any, with respect to each Company Plan.

        SECTION 4.12.  Employees; Labor Matters.
                       ------------------------

        (a) Except as disclosed in the SEC Filings, no employee of the Company or any of the Subsidiaries has a salary rate in excess of $100,000 per annum.

        (b) Neither the Company nor any of the Subsidiaries is a party to any collective bargaining agreement or other contract with or commitment to any labor union or association representing any employee of the Company or any of the Subsidiaries, nor does any labor union or collective bargaining agent represent any employees of the Company or any of the Subsidiaries. No such agreement, contract or other commitment has been requested by, or is under discussion by management of the Company or any of the Subsidiaries (or, to the knowledge of the Company, any management group or association of which the Company or any of the Subsidiaries is a member or otherwise a participant) with, any group of employees or others, nor are there any other current activities known to the Company or any of the Subsidiaries to organize any employees of the Company or any of the Subsidiaries into a collective bargaining unit. There is no unfair labor practice complaint pending or, to the Company's knowledge, threatened against the Company or any of the Subsidiaries that, if resolved against the Company, would have a Material Adverse Effect. Since January 1, 1990 there has been no labor strike, slow-down, stoppage or other dispute involving the Company or any of the Subsidiaries and no such dispute is now pending or, to the Company's knowledge, threatened against the Company or any of the Subsidiaries.

        SECTION 4.13.  Proprietary Rights.  (a) The Disclosure Schedule sets
                       ------------------
forth a complete and accurate list of all issued and pending patents and service marks, registered trademarks, trademarks for which there are pending applications, trade names and applications and registrations for any of the foregoing in the United States or elsewhere owned or licensed to the Company and the Subsidiaries in connection with the conduct of their respective businesses. There are no copyrights that are material to the business of the Company and the Subsidiaries as presently conducted.

        (b) To the Company's knowledge, except as would not individually or in the aggregate have a Material Adverse Effect, the Company and the Subsidiaries can enforce against third parties and have the right to use, free and clear of any payment or encumbrance, the patents, trademarks and service marks (registered or unregistered), trade names and copyrights (registered or unregistered) and applications and registrations for any of the foregoing in the United States or elsewhere referred to in the Disclosure Schedule and all other confidential information, trade secrets, proprietary processes and know-how used in the conduct of their respective businesses (collectively, the "Intellectual Property"), and the consummation of the transactions contemplated hereby will not alter or impair such rights or the ability of the Surviving Corporation to exercise such rights in continuing to conduct the business of the Company in any material respect. No claims are pending or, to the knowledge of the Company, threatened by any person with respect to the ownership, validity, infringement, enforceability or use of any such Intellectual Property, which claims, if successfully asserted, could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. To the knowledge of the Company, no Intellectual Property used by the Company or any of the Subsidiaries in the conduct of their respective businesses, is subject to any outstanding order, ruling, decree, judgment or stipulation by or with any court, arbitrator or administrative agency or infringes the intellectual property rights of others.

        SECTION 4.14.  Litigation.  There are no claims, actions, suits,
                       ----------
proceedings or investigations pending or, to the Company's knowledge, threatened against the Company or any of the Subsidiaries, or any assets or properties owned or, to the Company's knowledge, leased by the Company or any of the Subsidiaries (including any such claims, actions, suits, proceedings or investigations relating to environmental matters), before any court, administrative, governmental or regulatory authority or body, arbitration panel or other similar authority, domestic or foreign, except any such claims, actions, suits, proceedings or investigations which, if adversely determined, would not have, individually or in the aggregate, a Material Adverse Effect (whether or not covered by insurance), and the Company knows of no reasonable basis for any such claim, action, suit, proceeding or investigation. Neither the Company nor any of the Subsidiaries nor any property owned or, to the Company's knowledge, leased by them is subject to any order, judgment, injunction or decree having, individually or in the aggregate, a Material Adverse Effect.

        SECTION 4.15.  Environmental Matters.  (a)  To the knowledge of the
                       ---------------------
Company, there are no Environmental Liabilities of the Company or any Subsidiary other than:
        (i)   Environmental Liabilities disclosed in the SEC Filings; and

        (ii) Environmental Liabilities that have not had, and are not reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

        (b) The following terms as used in this Section shall have the following meanings:

        "Environmental Liabilities" means any and all liabilities, losses, costs or expenses of the Company or any Subsidiary (including any entity which is a predecessor of the Company or any Subsidiary), whether accrued, contingent, absolute, determined, determinable, vested, potential or threatened and any existing condition, situation or set of circumstances which could result in such a liability, loss, cost or expense, which (i) arise under or relate to matters covered by Environmental Laws and (ii) relate to actions occurring or conditions existing on or prior to the Effective Time, or which relate to any current or reasonably anticipated requirements or restrictions under Environmental Laws that may reasonably be expected to have a material impact on the ability of the Company or any of the Subsidiaries to conduct its presently contemplated operations.

        "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, codes, and governmental restrictions relating to human health, safety or the environment, including, without limitation, those relating to emissions, discharges or releases of pollutants, contaminants or other hazardous substances or wastes into the environment, including without limitation ambient air, surface water, ground water or land, or otherwise relating to the treatment, storage, disposal, transport or handling of or exposure to pollutants, contaminants or other hazardous substances or wastes or the clean-up or other remediation thereof.

        SECTION 4.16.  Governmental Approvals.  Except (a) for applicable
                       ----------------------
requirements of the Exchange Act and the rules and regulations thereunder, (b) the filings and recordation of appropriate merger documents required by the DGCL, (c) the filings required under and compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act"), or (d) where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not, individually or in the aggregate, (i) have a Material Adverse Effect, (ii) impair in any material respect the ability of the Company to perform its obligations hereunder or (iii) prevent or delay consummation of the transactions contemplated hereby, no approval, order or authorization of, or filing or registration with, allowance by, or consent of or notification to any federal, state or local government or any court, administrative or regulatory agency or commission or other governmental authority or agency, domestic or foreign (a "Governmental Entity"), is required to be obtained or made by the Company or any of the Subsidiaries in connection with the execution and delivery of this Agreement, the performance of obligations of the Company hereunder or the consummation by the Company of the transactions contemplated hereby.

        SECTION 4.17.  Permits, Compliance with Applicable Law.  The Company and
                       ---------------------------------------
the Subsidiaries hold, and at all required times have held, all permits, licenses, approvals and other authorizations from all Governmental Entities necessary for the lawful conduct of their respective businesses (the "Company Permits"), except where the failure to hold such permits, licenses, approvals and authorizations would not, individually or in the aggregate, have a Material Adverse Effect. The Company and the Subsidiaries are, and at all times have been, in compliance with the terms of the Company Permits, except where the failure to comply would not, individually or in the aggregate, have a Material Adverse Effect. The businesses of the Company and the Subsidiaries are not being, and have not been, conducted in violation of any law, ordinance or regulation of any Governmental Entity except for violations or possible violations which are not and will not, individually or in the aggregate, have a Material Adverse Effect. No investigation or review by any Governmental Entity with respect to the Company or any of the Subsidiaries is pending or, to the knowledge of the Company, threatened, nor, to the knowledge of the Company, has any Governmental Entity indicated an intention to conduct the same, other than those which the Company reasonably believes will not, individually or in the aggregate, have a Material Adverse Effect.

        SECTION 4.18.  SEC Filings.  The Company has made available to Parent
                       -----------
and Purchaser true and complete copies of (i) its Annual Reports on Form 10-K for the fiscal years ended December 31, 1994 and December 31, 1993 as filed with the SEC, (ii) its Quarterly Reports on Form 10-Q filed with the SEC for each quarter or quarterly period since September 30, 1993, (iii) all definitive proxy statements filed with the SEC relating to the Company's meetings of stockholders (whether annual or special) during 1995, 1994 and 1993, (iv) all other forms, reports, statements, documents and other filings required to be filed by the Company with the SEC in connection with and since its initial public offering and (v) all exhibits, schedules, documents incorporated by reference, amendments and supplements to the foregoing (collectively, the "SEC Filings"). The SEC Filings
(i) were prepared in accordance with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the Exchange Act, as the case may be, and the rules and regulations thereunder and (ii) did not, as of their respective dates, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Except to the extent any information in an SEC Filing has been revised, corrected or superseded by a later-filed SEC Filing filed and publicly available prior to the date of this Agreement, none of the SEC Filings contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Any filings made by the Company with the SEC between the date hereof and the Effective Time (other than the Proxy Statement (as defined in Section 6.1(c)), the Information Statement and the Schedule 14D-9, each of which shall meet the standards set forth in Section 4.20) will meet the standards set forth in the preceding sentence.

        SECTION 4.19.  Disclosures.  Neither this Agreement nor any certificate
                       -----------
or notice furnished by the Company or any of the Subsidiaries pursuant to this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make such statement or certificate or the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading. There are no facts which the Company has not disclosed to Parent and Purchaser in writing which would have, or, so far as the Company can now reasonably foresee, are likely to have, individually or in the aggregate, a Material Adverse Effect.

        SECTION 4.20.  Company Disclosure Documents.  Each document required to
                       ----------------------------
be filed by the Company with the SEC in
connection with the transactions contemplated hereby (the "Company Disclosure Documents"), including, but not limited to, the Schedule 14D-9, the Proxy Statement or the Information Statement, and any supplements or amendments thereto will, when filed (a) comply in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder and
(b) contain no untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, except that no representation and warranty is made by the Company pursuant to this Section 4.20 with respect to information furnished in writing by Parent or Purchaser for inclusion in the Company Disclosure Documents, and the Company will advise Parent and Purchaser in writing if prior to the Effective Time it shall obtain knowledge of any facts with respect to itself, any of the Subsidiaries or any of the Selling Stockholders that would make it necessary to supplement or amend the Company Disclosure Documents in order to make the statements therein, in the light of the circumstances under which they are made, not misleading or to comply with applicable laws, rules and regulations, and will promptly amend or supplement the Company Disclosure Documents as required and distribute the same to its stockholders. In the event Parent or Purchaser shall advise the Company as to its obtaining knowledge of any facts that would make it necessary to supplement or amend the Company Disclosure Documents as provided in Section 5.5, the Company shall promptly amend or supplement the Company Disclosure Documents as required and distribute the same to its stockholders.

        SECTION 4.21.  State Takeover Statutes.  The Company Board has approved
                       -----------------------
this Agreement and the transactions contemplated hereby, and the entering into, and performance by Parent of the Stock Option and Tender Agreement, and such approval is sufficient to render inapplicable to the Offer, the Merger, this Agreement, the Stock Option and Tender Agreement and the other transactions contemplated hereby and thereby, the provisions of Section 203 of the DGCL. To the Company's knowledge no other "fair price", "moratorium", "control share acquisition", or other anti-takeover statute or regulation, applies or purports to apply to the Offer, the Merger, this Agreement, the Stock Option and Tender Agreement and the other transactions contemplated hereby and thereby.

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                            OF PARENT AND PURCHASER

        Parent and Purchaser hereby represent and warrant as follows:

        SECTION 5.1.  Organization and Standing; Share Ownership.  Each of
                      ------------------------------------------
Parent and Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The only issued and outstanding shares of capital stock of Purchaser are owned by Parent.

        SECTION 5.2.  Authority.  Parent and Purchaser have all requisite
                      ---------
corporate power and authority to enter into this Agreement and, in the case of Parent, the Stock Option and Tender Agreement, and to consummate the transactions contemplated by this Agreement and, in the case of Parent, the Stock Option and Tender Agreement. The execution and delivery of this Agreement by Parent and Purchaser and of the Stock Option and Tender Agreement by Parent, and the consummation of the transactions contemplated by this Agreement and the Stock Option and Tender Agreement, have been duly authorized by all necessary corporate action on the part of Parent and Purchaser, as applicable. This Agreement has been duly executed and delivered by Parent and Purchaser and, assuming this Agreement constitutes the valid and binding agreement of the Company, constitutes the valid and binding obligation of Parent and Purchaser, and the Stock Option and Tender Agreement has been duly executed and delivered by Parent and, assuming that such agreement constitutes the valid and binding obligation of the Selling Stockholders, constitutes the valid and binding obligation of Parent, and each such agreement is enforceable in accordance with their respective terms, subject, in each case, to the qualification, however, that enforcement of the rights and remedies created hereby and thereby may be limited by bankruptcy, insolvency, reorganization and other similar laws of general application relating to or affecting the rights and remedies of creditors and that the remedy of specific enforcement or of injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

        SECTION 5.3.  No Breach.  The execution and delivery of this Agreement
                      ---------
by Parent or Purchaser and of the Stock Option and Tender Agreement by Parent do not, and consummation of the transactions contemplated hereby and thereby and compliance with the provisions hereof and thereof (assuming the approval of the Merger and this Agreement by the Company's stockholders has been obtained and approvals specified in Section 5.4 hereof have been obtained) will not, with or without the giving of notice or the lapse of time, or both, conflict with or result in a breach or violation of or a default under, or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a benefit under, (i) the Certificate of Incorporation or By-laws of Parent or Purchaser, as the case may be, or (ii) any covenant, agreement, indenture or instrument to which it is a party, or (iii) any order, ruling, decree, judgment, arbitration award, statute, law, ordinance, rule, regulation or stipulation to which Parent or Purchaser or their respective properties or assets is subject, or result in the creation of any lien, charge or encumbrance upon any of their respective properties or assets, except, in the case of items (ii) and (iii) above, for those which, individually or in the aggregate, would not materially impair the ability of Parent or Purchaser to perform its obligations hereunder or prevent the consummation of the transactions contemplated hereby.

        SECTION 5.4.  Governmental Approvals.  Except (a) for the applicable
                      ----------------------
requirements of the Exchange Act and the rules and regulations thereunder, (b) the filings and recordation of appropriate merger documents required by the DGCL, (c) the filings required under and compliance with the HSR Act, (d) the filings or approvals required under the laws and regulations of various foreign jurisdictions in respect of the Merger, or
(e) where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification would not individually or in the aggregate (i) materially impair the ability of Parent or Purchaser to perform its obligations hereunder or (ii) prevent the consummation of the transactions contemplated hereby, no approval, order or authorization of, or filing or registration with, allowance by, or consent of or notification to any Governmental Entity is required to be obtained or made by Parent or Purchaser, in connection with the execution and delivery of this Agreement or the Stock Option and Tender Agreement, the performance of obligations of Parent and Purchaser hereunder and thereunder or the consummation by Parent and Purchaser of the transactions contemplated hereby or thereby.

        SECTION 5.5.  Information.  The Company Disclosure Documents and any
                      -----------
amendments or supplements thereto, insofar as they contain information relating to Parent and Purchaser that has been furnished in writing by Parent or Purchaser for inclusion therein, will comply in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, and each of Parent or Purchaser will promptly advise the Company in writing if prior to the

Effective Time it shall obtain knowledge of any facts with respect to itself, the other of them or any affiliate of either of them that would make it necessary to supplement or amend the Company Disclosure Documents in order to make the statements therein in the light of the circumstances under which they were made not misleading or to comply with applicable laws, rules and regulations. No representation or warranty is made by Parent or Purchaser pursuant to this Section 5.5 other than with respect to information in the Company Disclosure Documents relating solely to Parent and Purchaser. The Offer Documents and any supplement thereto will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, and the Offer Documents and any supplement thereto will not contain, as of the date thereof, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by Parent or Purchaser with respect to the statements made or incorporated by reference therein based on information supplied by the Company for inclusion or incorporation therein.

        SECTION 5.6.  Financing.  Parent or Purchaser has the funds, or has
                      ---------
binding written commitments from responsible financial institutions to provide Purchaser with the funds, necessary to consummate the Offer and the Merger.

                                  ARTICLE VI

                                   COVENANTS

        SECTION 6.1.  Covenants of the Company.
                      ------------------------

        (a)  Ordinary Course.  Except as set forth on the Disclosure Schedule,
             ---------------
prior to the Effective Time, the Company shall conduct, and shall cause each of the Subsidiaries to conduct, their respective businesses in the ordinary course and shall use, and shall cause each of the Subsidiaries to use, reasonable best efforts consistent with past practice and policies to maintain in effect all existing qualifications, licenses, permits, approvals and other authorizations referred to in Sections 4.1, 4.4 and 4.17, to preserve their respective business organizations intact and, consistent with efficient and economical management, to retain the services of their respective present officers, employees and agents to the end that they may preserve their good will and their respective business relationships with customers, suppliers and others.

        (b)  Meeting of the Company's Stockholders.  The Company will, as soon
             -------------------------------------
as practicable after the expiration of the Offer, take all action necessary under applicable law and its Certificate of Incorporation and By-laws to convene and hold a special meeting of its stockholders (the "Special Meeting") if such meeting is required by applicable law for the purpose of approving the Merger and this Agreement. At any such Special Meeting, or if the Company shall obtain approval of this Agreement and the Merger by written consent of the stockholders of the Company, Parent and Purchaser shall vote or execute written consents with respect to all shares of Common Stock owned by them in favor of approval and adoption of this Agreement and the Merger. None of Parent, Purchaser or any other direct or indirect subsidiary of Parent shall, prior to the Effective Time, dispose of any shares of Common Stock; provided, however, that any such shares may be (i) transferred to Purchaser by Parent or any other direct or indirect subsidiary of Parent or (ii) disposed of in connection with any Superior Transaction (as defined below) entered into by the Company pursuant to
Section 6.1(l)(iii). Subject to the fiduciary duties of the Company Board and the terms of this Agreement, including the provisions of Section 6.1(l) hereof, the Company shall use its reasonable best efforts to obtain at the Special Meeting a favorable vote of its stockholders on the approval and adoption of the Merger and this Agreement.

        (c)  Proxy/Information Statement.  As soon as practicable after the
             ---------------------------
execution of this Agreement, the Company shall prepare and file with the SEC under the Exchange Act, and shall use its reasonable best efforts to have cleared by the SEC both a proxy statement (the "Proxy Statement") for the Special Meeting, if required by law, and the Information Statement, for use if a Special Meeting is not so required, and as soon as possible thereafter disseminate to its stockholders the Proxy Statement or the Information Statement as appropriate. Parent and Purchaser shall provide such assistance, information and cooperation to the Company as is reasonably required to describe Parent or Purchaser for purposes of the Proxy Statement and Information Statement. The Company will provide Parent, Purchaser and their counsel with a copy of any written comments or telephonic notification of any oral comments the Company may receive from the SEC or its staff with respect to the Proxy Statement or Information Statement promptly after the receipt thereof and will provide Parent, Purchaser and their counsel with a copy of any written responses and telephonic notification of any oral responses of the Company or its counsel. Parent, Purchaser and their counsel shall be given an opportunity to review and comment on the Proxy Statement and Information Statement and any amendments or supplements thereto prior to the filing thereof with the SEC. The Company will not mail any Proxy Statement or Information Statement, or any amendment or supplement thereto, to which the Parent reasonably objects.

        (d)  Governing Documents.  Prior to the Effective Time, the Company
             -------------------
shall not, nor shall it permit any of the Subsidiaries to, amend their respective charter documents, by-laws or other organizational documents.

        (e)  Capital Structure.  Except as set forth on the Disclosure Schedule,
             -----------------
prior to the Effective Time, the Company shall not, nor shall it permit any of the Subsidiaries (except with the prior written approval of Parent and Purchaser) to, issue or sell (except pursuant to the exercise of Options under the Stock Option Plan that are outstanding on the date hereof) any shares of its capital stock or any of its other securities or issue any securities convertible into or exchangeable for, or options, warrants to purchase, scrip, rights to subscribe for, calls or commitments of any character whatsoever relating to, or enter into any contract, understanding or arrangement with respect to the issuance of, any shares of its capital stock or any of its other securities, or enter into any arrangement or contract with respect to the purchase or voting of shares of its capital stock, or adjust, split, reacquire, redeem, combine or reclassify any of its securities, or make any other changes in its capital structure.

        (f)  Indebtedness; Loans.  Except as set forth on the Disclosure
             -------------------
Schedule, prior to the Effective Time, the Company shall not, nor shall it permit any of the Subsidiaries (except as disclosed on the Disclosure Schedule or with the prior written approval of Parent and Purchaser) to, (i) incur (contingently or otherwise) any debt or other obligation to pay money borrowed except in the ordinary course of business or enter into any guarantee of any such obligation of another person or mortgage, pledge or subject to any lien, charge or other encumbrance their assets, properties or business, or (ii) make any loans, advances or capital contributions to, or investments in, any other person.

        (g)  Certain Commitments.  Except as set forth on the Disclosure
             -------------------
Schedule, prior to the Effective Time, the Company shall not, nor shall it permit any of the Subsidiaries (except with the prior written approval of Parent and Purchaser) to, enter into, amend or affirmatively renew any contract, commitment, lease or other transaction (whether of real or personal property) except such contracts, commitments, leases or other transactions that are not material or are in the ordinary course of business and do not involve affiliates of the Company.

        (h)  No Dispositions or Acquisitions.  Except as set forth on the
             -------------------------------
Disclosure Schedule, prior to the Effective Time, the Company shall not, nor shall it permit any of the Subsidiaries (except as disclosed on the Disclosure Schedule or with the prior written approval of Parent and Purchaser) to, sell or otherwise dispose of or lease any part of their respective properties or assets or purchase or otherwise acquire or lease properties or assets except sales or purchases of inventory and purchases of capital equipment in the ordinary course of business, or acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof.

        (i)  Dividends; Distributions.  Prior to the Effective Time, the Company
             ------------------------
shall not declare, set aside or pay any dividends on, or make any distributions in respect of, its shares of outstanding capital stock.

        (j)  Certain Employee Matters.  Except as set forth on the Disclosure
             ------------------------
Schedule, prior to the Effective Time, the

Company shall not, nor shall it permit any of the Subsidiaries (except as disclosed in the Disclosure Schedule or with the prior written approval of Parent and Purchaser) to, (i) grant any general increase in wage or salary rates or in employee benefits, except in the ordinary course of business consistent with past practice, or (ii) grant any increase in salary or in employment, retirement, severance or termination or other benefits or pay any bonus to any officer or director (except as required by existing agreements, plans or arrangements) or (iii) enter into any employment contract with any person which the Company or the relevant Subsidiary does not have the unconditional right to terminate without material liability other than as set forth in Section 6.1(q),
(iv) except to the extent permitted by Section 3.3 hereof, take any action to cause to be exercisable any otherwise unexercisable Option under the Stock Option Plan, or (v) adopt (or amend in any manner which would, individually or in the aggregate, materially increase the benefits under) any Company Plan.

        (k)  Insurance.  Prior to the Effective Time, the Company shall not, nor
             ---------
shall it permit any of the Subsidiaries (except with the prior written approval of Parent and Purchaser) to, make any material changes in the type or amount of their insurance coverages.

        (l)  No Solicitation.  (i) The Company, the Subsidiaries and their
             ---------------
respective officers, directors, employees, representatives, agents or affiliates (including, without limitation, any investment banker, attorney or accountant retained by the Company or any of the Subsidiaries) (collectively, the "Company's Representatives") shall immediately cease any discussions or negotiations with any party that may be ongoing with respect to any Competing Transaction (as defined below). From and after the date hereof and prior to the Effective Time, the Company shall not, nor shall it permit any of the Subsidiaries or any of the Company's Representatives to (a) solicit or initiate, or encourage the submission of, any proposal, or (b) participate in, directly or indirectly, any discussions or negotiations, or furnish to any person any information, or take any other action to facilitate any inquiries or the making of any proposal, that might reasonably be expected to lead to any Competing Transaction. Notwithstanding the foregoing, prior to the acceptance for payment and payment for shares of Common Stock pursuant to the Offer, the Company may furnish information concerning its business, properties or assets to, or enter into discussions or negotiations with, any corporation, partnership, person or other entity or group that makes after the date hereof a bona fide unsolicited expression of interest, offer or proposal concerning any Competing Transaction, if (A) the Company Board, after consultation with its outside legal counsel, determines in good faith that failure to take such action would be inconsistent with the Company Board's fiduciary duties to the stockholders of the Company under applicable law and (B) prior to taking such action, the Company (x) provides reasonable notice to Parent, orally and in writing, to the effect that it is taking such action, which notice shall describe the material terms and conditions of such expression of interest, offer or proposal, and the identity of the person making it, and (y) receives from such person or entity an executed confidentiality agreement in reasonably customary form. The Company will keep Parent fully informed of the status and details (including amendments and proposed amendments) of any such expression of interest, offer or proposal. Nothing contained herein shall be construed to prohibit the Company Board from taking and disclosing to the stockholders of the Company a position as contemplated by Rules 14d-9 and 14e-2(a) under the Exchange Act, or from making such other disclosure to stockholders if, in the good faith judgment of the Company Board, after consultation with the Company's outside legal counsel, failure to do so would be inconsistent with its fiduciary duties to the stockholders of the Company; provided that the Company will not, except as permitted by
Section 6.1(l)(iii), withdraw or modify, or propose to withdraw or modify, its position with respect to the Offer or the Merger or approve or recommend, or propose to approve or recommend, any expression of interest, offer or proposal with respect to a Competing Transaction.

        (ii) For purposes of this Agreement, "Competing Transaction" shall mean any of the following (other than transactions between the Company, Parent and Purchaser or their affiliates contemplated hereunder) involving the Company or the Subsidiaries: (A) any merger, consolidation, business combination, share exchange, sale of substantially all assets, recapitalization, liquidation, dissolution or other similar transaction; (B) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of a substantial amount of the assets of the Company and the Subsidiaries, taken as a whole, in a single transaction or series of transactions; (C) any tender offer or exchange offer for 20% or more of the outstanding shares of capital stock of the Company; (D) any acquisition or purchase, directly or indirectly, in a single transaction or series of transactions, by any person or "group" (as such term is defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of beneficial ownership or the right to acquire beneficial ownership of 20% or more of the then outstanding shares of capital stock of the Company; or (E) any other transaction, the consummation of which would reasonably be expected to impede, interfere with, prevent or materially delay the Offer or the Merger or which would reasonably be expected to dilute materially the benefits to Parent and Purchaser of the transactions contemplated hereby, except that any transaction that would be permitted pursuant to Section 6.1(a) and not be a breach of any other provision (including without limitation the provisions, together with the related Disclosure Schedules, of Sections 6.1(d), 6.1(e), 6.1(f), 6.1(g), 6.1(h), 6.1(i), 6.1(j), 6.1(k) and 6.1(o)) of this Agreement will not be considered a Competing Transaction under clause (E) above.

        (iii) Except as set forth in this Section 6.1(l), neither the Company Board nor any committee thereof shall (A) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent or Purchaser, the approval or recommendation by the Company Board or any such committee, of the Offer, this Agreement or the Merger, or (B) approve, recommend, or propose to approve or recommend, or cause the Company to enter into any agreement with respect to, any Competing Transaction. Notwithstanding the foregoing, in the event prior to the time of acceptance for payment of the shares of Common Stock in the Offer the Company Board, after consultation with its outside legal counsel, determines in good faith that the failure to take such action would be inconsistent with the Company Board's fiduciary duties to the stockholders of the Company under applicable law, the Company Board may withdraw or modify its approval or recommendation of the Offer, this Agreement or the Merger, or approve or recommend, or cause the Company to enter into any agreement with respect to, a bona fide offer by a third party to acquire, directly or indirectly, for consideration consisting of cash and/or securities, more than 50% of the shares of Common Stock then outstanding on a fully diluted basis or all or substantially all of the assets of the Company on terms which the Company Board determines in its good faith judgment (based on the advice of a financial advisor of nationally recognized reputation) to be more favorable to the Company's stockholders than the Offer and the Merger (a "Superior Transaction"), but in any such case only after providing one business day's written notice to Parent and Purchaser advising Parent and Purchaser that the Company Board has received such other offer, specifying the material terms and conditions of such offer and identifying the person making such offer.

        (m)  Advice of Changes.  The Company shall promptly give notice to
             -----------------
Parent and Purchaser upon becoming aware of (i) any representation or warranty of the Company contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect, or (ii) the failure by the Company to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement shall use its reasonable best efforts to prevent or promptly remedy the same.

        (n)  Other Actions.  Except as contemplated by this Agreement, the
             -------------
Company will not nor will it permit any of the Subsidiaries to take or to agree or commit to take any action that would result in (i) any of the Company's representations or warranties hereunder qualified as to materiality being untrue and any such representations and warranties that are not so qualified being untrue in any material respect or (ii) any of the conditions to the Offer set forth in Annex A not being satisfied.

        (o)  Tax Matters.  Except as set forth on the Disclosure Schedule, the
             -----------
Company will not make any material tax election (unless required by law) or settle or compromise any material income tax liability of the Company or any of the Subsidiaries except if such action is taken in the ordinary course of business and Parent and Purchaser shall have been provided reasonable prior notice thereof. The Company shall consult with Parent and Purchaser before filing or causing to be filed any material Tax Return of the Company or any of the Subsidiaries or before executing or causing to be executed any agreement or waiver extending the period for assessment or collection of any Taxes of the Company or any of the Subsidiaries.

        (p)  Stop Transfer.  The Company agrees with, and covenants to, Parent
             -------------
and Purchaser that the Company shall notify the Company's transfer agent that it may not register the transfer of any certificate representing any Selling Stockholder's Shares (as defined in the Stock Option and Tender Agreement), unless such transfer is made in accordance with the terms of this Agreement and the Stock Option and Tender Agreement.

        (q)  Employment and Consulting Agreements.  Prior to the consummation of
             ------------------------------------
the Offer, the Company shall offer employment agreements to the executives listed in Exhibit A hereto substantially in the form of Exhibit B and C hereto.

        (r)  Estoppel Certificate.  The Company shall use reasonable best
             --------------------
efforts to obtain from each owner and/or lessor of the leased real properties used by the Company and identified in the Disclosure Schedule an estoppel certificate substantially in the form attached hereto as Exhibit D.

        SECTION 6.2.  Hart-Scott-Rodino Act Filings.  Parent and Purchaser shall
                      -----------------------------
promptly file an acquiring person's notification and report form required by the HSR Act, and the Company shall promptly file an acquired person's notification and report form required by the HSR Act, with respect to the transactions contemplated by this Agreement and the Stock Option and Tender Agreement. Each filing party shall seek early termination of the waiting period under the HSR Act applicable to such transactions, and each shall respond promptly to any request for additional information it shall receive from the Federal Trade Commission or the Department of Justice.

        SECTION 6.3.  Public Announcements.  Subject to applicable legal
                      --------------------
requirements or pursuant to any listing agreement with NASDAQ, each party agrees that any press release or other public announcement regarding the transactions contemplated by this Agreement and the Stock Option and Tender Agreement will be made only after consultation with the other party hereto.

        SECTION 6.4.  Access to Information.  Subject to any applicable legal
                      ---------------------
requirement, the Company shall, upon
reasonable notice, on and after the date of this Agreement, give, and shall cause each of the Subsidiaries to give, Parent, Purchaser and the duly authorized attorneys, accountants or other representatives of them full access during normal business hours to make or cause to be made such investigation of the properties and business of the Company and each of the Subsidiaries and of its and their financial and legal condition as Parent and Purchaser deem necessary or advisable to familiarize themselves with such properties, business and other matters and to investigate the representations, warranties, covenants and agreements of the Company set forth herein, provided that such investigation shall not interfere unreasonably with normal operations, and the Company shall furnish, and shall cause each of the Subsidiaries to furnish, such financial and operating data and other information (including without limitation, Tax Returns of the Company and the Subsidiaries) with respect to the business, properties and condition of the Company and the Subsidiaries as Parent and Purchaser shall from time to time reasonably request provided, that the foregoing shall not require the Company to permit any inspection, or to disclose any information, which in the reasonable judgment of the Company would result in the disclosure of any trade secrets of third parties or violate any obligation of the Company with respect to confidentiality if the Company shall have used reasonable best efforts to obtain the consent of such third party to such inspection or disclosure. All requests for information made pursuant to this Section shall be directed to the Chief Financial officer of the Company or such person as may be designated by any such officer. The Confidentiality Agreement dated June 19, 1995, as amended through the date hereof, between Parent and the Company (the "Confidentiality Agreement") shall apply with respect to the Evaluation Materials (as defined in the Confidentiality Agreement).

        SECTION 6.5.  Further Action.  Subject to the terms and conditions
                      --------------
herein provided, each of the parties hereto agrees to use reasonable efforts to take or cause to be taken by the Company, Purchaser or Parent, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective, in the most expeditious manner practicable, the Offer and the Merger and the other transactions contemplated by this Agreement and the Stock Option and Tender Agreement, including using reasonable efforts to obtain all necessary waivers, consents and approvals, effecting all necessary registrations and filings, and defending any lawsuits or other proceedings, whether judicial or administrative, challenging this Agreement or the consummation of any of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, provided that none of Parent, Purchaser or the Company shall be required to divest any business or assets. In connection with and without limiting the foregoing, the Company shall (i) take all action reasonably necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to the Offer, the Merger, this Agreement, the Stock Option and Tender Agreement or any of the other transactions contemplated by this Agreement or the Stock Option and Tender Agreement and (ii) if any state takeover statute or similar statute or regulation becomes applicable to the Offer, the Merger, this Agreement, the Stock Option and Tender Agreement or any other transaction contemplated by this Agreement or the Stock Option and Tender Agreement, take all action reasonably necessary to ensure that the Offer, the Merger and the other transactions contemplated by this Agreement and the Stock Option and Tender Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Offer, the Merger, this Agreement, the

Stock Option and Tender Agreement and the other transactions contemplated by this Agreement or the Stock Option and Tender Agreement. Notwithstanding the foregoing, the Company Board shall not be prohibited from taking any action permitted by Section 6.1(l) hereof.

        SECTION 6.6.  Transfer Taxes.  The Company and Parent shall cooperate in
                      --------------
the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer, stamp, recording and any similar taxes ("Transfer Taxes"). Parent shall pay or cause to be paid, without withholding from the amounts payable to any holder of any shares of Common Stock, all Transfer Taxes.

        SECTION 6.7.  Environmental Assessment.  Purchaser may, at its sole
                      ------------------------
expense, commence, and, if so, the Company shall cooperate with Purchaser to facilitate, an environmental assessment of the Company (the "Environmental Study"), including all real property, and to the extent possible, previously owned or leased real property upon which the Company is conducting or has at any time conducted operations (the "Properties"). The Environmental Study shall be completed prior to acceptance for payment, and payment for, any shares of Common Stock in the Offer and shall identify and assess the nature and extent of any liabilities relating to Hazardous Materials or otherwise arising under applicable Environmental Laws. It may include, at the sole discretion of Purchaser, any and all reasonable methods technically available for such investigations, including visual examination of the Properties, records reviews, interviews with current and, to the extent possible, former employees, discussions with representatives of Governmental Entities, and soil and groundwater sampling. Parent and Purchaser shall use reasonable efforts not to interrupt the business activities of the Company or the Subsidiaries in the conduct of the Environmental Study, including by providing advance notice to the Company of any on-site visits which may be required to be conducted, and completing such investigation in a timely manner. As used in this Agreement, the term "Hazardous Materials" means those materials, substances or wastes that are regulated by, or form the basis of liability under, any Environmental Law, including PCBs, pollutants, solid wastes, explosive or regulated radioactive materials or substances, hazardous or toxic materials, substances, wastes or chemicals, petroleum (including crude oil or any fraction thereof) or petroleum distillates, asbestos or asbestos containing materials, materials listed in 49 C.F.R. Section 172.101 and materials defined as hazardous substances pursuant to Section 101(14) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended to the date hereof.

        SECTION 6.8.  Covenants of Parent and Purchaser.
                      ---------------------------------
        (a)  Continuation of Employee Benefits.  Parent shall cause the Company
             ---------------------------------
and the Subsidiaries to maintain, for a period of one year following the Effective Time, employee benefit plans (other than any plans based on equity securities or any equivalent thereof and other than the Company's annual incentive bonus program) for employees of the Company and the Subsidiaries generally that are substantially comparable in the aggregate to those provided under the employee benefit plans of the Company and the Subsidiaries in effect on the date of this Agreement (including, but not limited to, any severance pay or arrangements but not including any plans based on equity securities or any equivalent thereof and other than the Company's annual incentive bonus program). Notwithstanding the above, the Company and the Subsidiaries shall have the right following the Effective Time (i) to transfer to one or more employee benefit plans maintained by Parent or any of its affiliates which are, in the aggregate, substantially comparable to the plans of the Company and the Subsidiaries, the participation of any employee of the Company or any

Subsidiary who becomes an employee of Parent or any of its affiliates, (ii) to make changes or cause changes to be made in compensation, benefits and other terms of employment for individual employees, (iii) to terminate the employment of any employee (subject to the payment of any severance benefit payable with respect to such termination) and (iv) to amend the terms of any compensation or employee benefit plan to the extent the consent of the affected employee has been obtained. Nothing in this Section 6.8(a) shall be construed as (x) granting any rights to continued employment, (y) an amendment to the terms of any specific benefit under a compensation or employee benefit plan in effect on the date of this Agreement or (z) restricting or otherwise limiting any benefit provided to the parties to the employment and consulting arrangements contemplated by Section 6.1(q) hereof under the terms thereof.

        (b)  Stock Options.  Parent shall provide employees (including officers)
             -------------
of the Company and the Subsidiaries who are currently participating in the Stock Option Plan with the opportunity, at least until the first anniversary of the Effective Time, to receive grants of stock options under Parent's stock option plan on a comparable basis to similarly situated employees of the Parent and its affiliates.

        (c)  Officer's and Directors' Insurance; Indemnification.  Parent agrees
             ---------------------------------------------------
that for the entire period from the Effective Time, until at least six years after the Effective Time, (i) Parent will cause the Surviving Corporation to maintain without any reduction in scope or coverage the indemnification provisions for present and former officers and directors of the Company and the Subsidiaries contained in the Company's or any of the Subsidiary's Certificate of Incorporation in effect on the date hereof (and Parent acknowledges that the Company's certificate of incorporation requires, to the fullest extent permitted by Section 145 of the DGCL, that the Company indemnify any and all persons whom it shall have the power to indemnify under said section and, as provided in said section, requires that the Company advance expenses incurred upon receipt of an undertaking required by said section); and (ii) Parent will cause the Surviving Corporation to maintain in effect the current policies of directors' and officers' liability insurance maintained by the Company or any of the Subsidiaries with respect to matters occurring prior to, and including, the Effective Time, provided that the Surviving Corporation may substitute therefor policies of at least the same coverage for the same acts or occurrences in the same period containing terms and conditions which are no less advantageous so long as no lapse in coverage occurs as a result of such substitution, and provided, further, that, in no event shall Parent or the Surviving Corporation be required to expend in any one year an amount in excess of 150% of the annual premiums currently paid by the Company for such insurance which the Company represents to be $430,000 for 1995. In the event Parent and the Surviving Corporation cannot maintain policies for such coverage for such annual premium amount, Parent and the Surviving Corporation shall maintain as much coverage as is available for such amount. Parent shall cause the Surviving Corporation to provide coverage under the directors' and officers' liability insurance policy maintained by Parent to directors and officers of the Company and its Subsidiaries to the same extent as provided to directors and officers of other operating companies of Parent with respect to matters occurring after the Effective Time.

                                  ARTICLE VII


                            CONDITIONS TO THE MERGER

        SECTION 7.1.  Conditions of Each Party to the Merger.  The respective
                      --------------------------------------
obligation of each party to effect
the Merger is subject to the satisfaction at or prior to the Effective Time of the following conditions:

        (a)  Company Stockholder Approval.  This Agreement and the Merger shall
             ----------------------------
   have been approved and adopted by the affirmative vote of the stockholders of the Company to the extent required by the DGCL;

        (b)  HSR Act.  The applicable waiting period under the HSR Act shall
             -------
   have expired or been earlier terminated;

        (c)  No Injunctions or Restraints.  No statute, law, rule, regulation,
             ----------------------------
   decree, temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other Governmental Entity or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect; provided, however, that each of the parties shall have used reasonable efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any injunction or other order that may be entered; and

        (d)  Offer.  Parent and Purchaser shall have purchased all shares of
             -----
   Common Stock validly tendered and not withdrawn in the Offer and exercised all options outstanding under the Stock Option and Tender Agreement.

                                 ARTICLE VIII

                                  TERMINATION

        SECTION 8.1.  Termination.  Notwithstanding approval hereof by the sole
                      -----------
stockholder of Purchaser or the stockholders of the Company, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

        (a)  by the mutual written agreement of Parent and the Company;

        (b) by either Parent or the Company, if Purchaser shall not have accepted for payment any shares of Common Stock pursuant to the Offer by March 21, 1996 (the "Outside Termination Date"); provided, however, that if
   (I) the condition in clause (ii) of the first paragraph of Annex A hereto is not satisfied as of the Outside Termination Date or (II) an expression of interest, offer or proposal is made with respect to a Competing Transaction and the Company has not taken any of the actions with respect thereto described in clauses (i) or (ii) in Section 8.1(d) below prior to the Outside Termination Date or (III) Parent or the Company is litigating or contesting any suit, action or proceeding with respect to any of the conditions set forth in paragraphs (a) and (b) of Annex A as of the Outside

   Termination Date, Purchaser may elect to extend the Outside Termination Date from time to time to the extent any such circumstance referred to in clauses
   (I), (II) and (III) above continues to exist; provided further that the Outside Termination Date as extended will not be later than July 19, 1996;

         (c) by either Parent or the Company, (i) if there shall be any statute, law, rule or regulation that makes consummation of the Merger illegal or otherwise prohibited or (ii) if any court of competent jurisdiction or other Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the acceptance for payment of, or payment for, the shares of Common Stock pursuant to the Offer, or the consummation of the Merger, and such order, decree, ruling or other action shall not be subject to appeal or shall have become final and unappealable;

         (d)  by Parent, if (i) the Company Board or any committee thereof shall
   (A) have withdrawn or modified its approval or recommendation of the Offer, this Agreement or the Merger in a manner adverse to Parent or (B) have approved or recommended any Competing Transaction, or (ii) the Company shall have entered into a definitive agreement with respect to a Superior Transaction in accordance with Section 6.1(l);

        (e) by Parent, if (i) there shall have been a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, which (A) would give rise to the failure of a condition set forth in paragraph (d) or paragraph (e) of Annex A, as the case may be and (B) cannot be or has not been cured within 30 days after the giving of written notice to the Company, and (ii) Purchaser has not accepted for purchase any shares of Common Stock pursuant to the Offer;

        (f) by Parent, if due to the failure, occurrence or existence of any of the conditions set forth in Annex A hereto, Purchaser shall (a) not have commenced the Offer within five business days following the date of this Agreement or (b) have terminated the Offer or the Offer shall have expired, in either case pursuant to its terms, without Purchaser having accepted for payment any shares of Common Stock thereunder; provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(f) shall not be available to Parent if Parent's or Purchaser's failure to perform any of its obligations under this Agreement results in the failure, occurrence or existence of any such condition;

        (g) by the Company, in connection with entering into a definitive agreement with respect to a Superior Transaction in accordance with Section 6.1(l);

        (h) by the Company, if due to the failure, occurrence or existence of any of the conditions set forth in Annex A hereto Purchaser shall (a) not have commenced the Offer within five business days following the date of this Agreement or (b) have terminated the Offer or the Offer shall have expired, in either case pursuant to its terms, without Purchaser having accepted for payment any shares of Common Stock thereunder; provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(h) shall not be available to the Company if the Company's failure to perform any of its obligations under this Agreement results in the failure, occurrence or existence of any such condition; or

        (i) by the Company, if there shall have been a breach in any material respect of any representation, warranty, covenant or agreement on the part of the Purchaser or Parent set forth in this Agreement, which failure to perform can not be or has not been cured within 30 days after the giving of written notice to the Parent or Purchaser, as applicable, except, in any case, such failures which are not reasonably likely to affect adversely Parent's or Purchaser's ability to complete the Offer or the Merger.

        8.2  Effect of Termination.  In the event of termination of this
             ---------------------
Agreement as provided in Section 8.1 above, written notice thereof shall forthwith be given to the other party or parties specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void and there shall be no liability or obligation on the part of Parent and Purchaser, or either of them, or the Company, or their respective officers, directors or employees, except (a) for fraud or for willful material breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement and (b) as set forth in this Section 8.2,
Section 11.2 and the last sentence of Section 6.4 hereof.

                                  ARTICLE IX

                                   SURVIVAL

        SECTION 9.1.  Survival.  The representations and warranties in this
                      --------
Agreement or in any instrument or
certificate delivered pursuant to this Agreement shall not survive the Effective Time. This Section 9.1 shall not limit any covenant or agreement which by its terms contemplates performance after the Effective Time.

                                   ARTICLE X

              ASSIGNMENT; PARTIES IN INTEREST; AMENDMENT; WAIVER

        SECTION 10.1.  Assignment.  Neither this Agreement nor any of the
                       ----------
rights, interests or obligations under this Agreement shall be assigned, by operation of law or otherwise, by any party hereto without the prior written consent of Parent and Purchaser or the Company, as the case may be, except that Parent or Purchaser may assign its rights, interests or obligations to any direct or indirect wholly-owned subsidiary of Parent, but no such assignment shall relieve Parent or Purchaser of its obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

        SECTION 10.2.  Parties in Interest.  This Agreement is not made for the
                       -------------------
benefit of any person, firm, corporation or association not a party hereto (or their respective successors or permitted assigns), except for the officers and directors of the Company and its Subsidiaries referred to in Section 6.8(c), and no person, firm, corporation or association (other than the parties hereto and their respective successors or permitted assigns) shall acquire or have any right under or by virtue of this Agreement.

        SECTION 10.3.  Amendment.   This Agreement cannot be amended or modified
                       ---------
except by a written agreement executed by the parties hereto; provided, however, that subsequent to the adoption of this Agreement by the stockholders of the Company, this Agreement may be so amended only as may be permitted by the DGCL.

        SECTION 10.4.  Waiver.  At any time prior to the Effective Time, Parent
                       ------
or Purchaser may extend the time for the performance of or waive compliance with any of the obligations or other acts of the Company contained herein or waive any inaccuracies in the representations and warranties of the Company contained herein or in any document delivered pursuant hereto, and the Company may extend the time for the performance of or waive compliance with any of the obligations or other acts of Parent or Purchaser contained herein or waive any inaccuracies in the representations and warranties of Parent or Purchaser contained herein or in any document delivered pursuant hereto. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

        SECTION 10.5.  Procedure for Termination, Amendment, Extension or
                       --------------------------------------------------
Waiver. A termination of this Agreement pursuant to Section 8.1, an amendment of this Agreement pursuant to Section 10.3 or an extension or waiver pursuant to
Section 10.4 shall, in order to be effective, require in the case of Parent, Purchaser or the Company, action by its Board of Directors or the duly authorized designee of its Board of Directors; provided, however, that in the event that Parent's designees are appointed or elected to the Company Board as provided in Section 1.3, after the acceptance for payment of shares of Common Stock pursuant to the Offer and prior to the Effective Time, the affirmative vote of a majority of the Disinterested Directors shall be required by the Company to (i) amend or terminate this Agreement by the Company, (ii) exercise or waive any of the Company's rights or remedies under this Agreement, (iii) extend the time for performance of Parent's and Purchaser's respective obligations under this Agreement or (iv) take any action to amend or otherwise modify the Company's Certificate of Incorporation or By-laws.

                                  ARTICLE XI

                              GENERAL PROVISIONS

        SECTION 11.1.  Effect of Investigation.  All representations,
                       -----------------------
warranties, covenants and agreements made by the Company in this Agreement or in any certificates, statements or other instruments delivered pursuant to this Agreement shall be unaffected by any investigation made by Parent or Purchaser or knowledge obtained as a result thereof or otherwise.

        SECTION 11.2.  Fees and Expenses.  (a) Except as otherwise provided in
                       -----------------
this Section 11.2, each of the parties hereto agrees to pay, without right of reimbursement from the other, the costs incurred by it incident to the performance of its obligations hereunder, including, without limitation, the fees and disbursements of counsel, accountants, financial advisors, experts and consultants employed by the respective parties in connection with the transactions contemplated hereby, whether or not the Offer or the Merger is consummated.

        (b) The Company agrees that if this Agreement shall be terminated pursuant to

        (i)  Section 8.1(d); or

          (ii) Sections 8.1(b), 8.1(f) or 8.1(h), if prior to the termination of this Agreement a proposal or offer with respect to a Competing Transaction shall have been received by the Company or publicly disclosed and within 180 days after termination of this Agreement the Company enters into an agreement with respect to, or approves or recommends, a Superior Transaction related thereto; or

          (iii)  Section 8.1(g); or

           (iv) Section 8.1(e), if prior to the termination of this Agreement a proposal or offer with respect to a Competing Transaction shall be received by the Company or publicly disclosed and within 180 days after termination of this Agreement the Company enters into an agreement with respect to, or approves or recommends, such Competing Transaction;

then the Company shall (A) pay to Parent an amount equal to $15,000,000 (the "Termination Fee") and (B) assume and pay, or reimburse Parent for, all reasonable, documented out-of-pocket fees and expenses incurred by Parent and Purchaser (including, without limitation, the reasonable fees and expenses of their counsel, commercial banks, accountants, financial advisors, experts and consultants) which are specifically related to this Agreement and the transactions contemplated hereby, provided, however, that the Company's obligation under this clause (B) shall in no event exceed $4,000,000 (the "Expense Reimbursement"). The Company further agrees that if this Agreement shall be terminated (x) pursuant to Section 8.1(b), 8.1(c), 8.1(f) or 8.1(h) and if prior to such termination a proposal or offer with respect to a Competing Transaction shall have been received by the Company or publicly disclosed and within 180 days after such termination the Company enters into an agreement with respect to, or approves or recommends, such Competing Transaction, or (y) pursuant to Section 8.1(f)(b) or 8.1(h)(b) because the Offer shall have expired with the Purchaser not having accepted for payment shares of Common Stock due to the failure of clause (y) of the Minimum Condition, then the Company shall pay to Parent the Expense Reimbursement but not the Termination Fee (if not otherwise payable pursuant to (b)(ii) above). The payment and acceptance of the Expense Reimbursement shall be in addition to any other rights or remedies available to Parent or Purchaser in law or in equity and the payment and acceptance of the Termination Fee and the Expense Reimbursement shall be in lieu of any other rights or remedies available to Parent and Purchaser in law or in equity.

        (c) Any payment required to be made pursuant to Section 11.2(b) shall be made as promptly as practicable but not later than five business days after the occurrence of the event giving rise to such payment and, in the case of reimbursement of expenses, after receipt of reasonable documentation by the Company with respect thereto, and shall be made by wire transfer of immediately available funds to an account designated by Parent, except that any payment to be made pursuant to Section 11.2(b)(iii) shall be made not later than the termination of this Agreement by the Company pursuant to Section 8.1(g), subject to the provisions of the following sentence. The amount of fees and expenses so payable under clause (B) of Section 11.2(b) shall be the amount set forth in a good faith written estimate delivered by Parent, subject to later upward or downward adjustment upon delivery of reasonable documentation therefor.

        SECTION 11.3.  Notices.  Any notice, approval or other communication
                       -------
required or permitted under this Agreement shall be effective only if it is in writing and delivered personally or sent by first class mail, postage prepaid, addressed as follows:

        If to Parent or Purchaser, to:

             HCAC, Inc.
              c/o American Brands, Inc.
             1700 East Putnam Avenue
             Old Greenwich, CT  06870

             Attention:  Gilbert L. Klemann, II, Esq.


        with a copy to:

             Chadbourne & Parke LLP
             30 Rockefeller Plaza
             New York, New York  10112

             Attention:  Edward P. Smith, Esq.

        If to the Company, to:

             Cobra Golf Incorporated
             1812 Aston Avenue
             Carlsbad, CA  92008

             Attention:  Mark C. McClure

        with a copy to:

             Skadden, Arps, Slate, Meagher & Flom
             300 South Grand Avenue, Suite 3400
             Los Angles, California  90071

             Attention:  Nick P. Saggese, Esq.
                         Joseph J. Giunta, Esq.

or such other address as such party may designate by notice to the other party, and shall be deemed to have been given as of the date so personally delivered or mailed except that notice of a change of address shall be effective only upon receipt.

        SECTION 11.4.  Brokers; Fee Schedule.  The Company represents and
                       ---------------------
warrants that there are no claims (or any basis for any claims) for brokerage commissions, finder's fees or like payments in connection with this Agreement or the Stock Option and Tender Agreement or the transactions contemplated hereby or thereby resulting from any action taken by or on behalf of the Company or the Selling Stockholders, except for fees payable by the Company to Lehman. The estimated fees and expenses incurred and to be incurred by the Company in connection with the Agreement and the transactions contemplated hereby (including the fees of the Company's legal counsel) are set forth in Section
11.4 of the Disclosure Schedule. The Company has provided Parent full and complete copies of all agreements between Lehman and the Company. Each of Parent and Purchaser represents and warrants that there are no claims (or any basis for any claims) for brokerage commissions, finder's fees or like payments in connection with this Agreement or the Stock Option and Tender Agreement or the transactions contemplated hereby or thereby resulting from any action taken by or on behalf of Parent or Purchaser, except for fees payable by Parent to Morgan Stanley & Co. Incorporated.

        SECTION 11.5.  Headings.  The headings in this Agreement are inserted
                       --------
for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

        SECTION 11.6.  Entire Agreement.  This Agreement supersedes any and all
                       ----------------
oral or written agreements and understandings heretofore made relating to the subject matter hereof and contains the entire agreement of the parties hereto relating to the subject matter hereof, except for the agreements between Parent and the Selling Stockholders in the Stock Option and Tender Agreement and the Confidentiality Agreement referred to in Section 6.4.

        SECTION 11.7.  Governing Law.  This Agreement shall be governed by and
                       -------------
construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

        SECTION 11.8.  Counterparts.  This Agreement may be executed in several
                       ------------
counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

        SECTION 11.9.  Knowledge.  For purposes of this Agreement, unless
                       ---------
otherwise stated herein, the terms "to the knowledge of the Company" or "to the Company's knowledge" or words to that effect shall mean to the actual knowledge of any person holding the office of vice president of the Company or senior thereto as of the date hereof and, with respect to Section 4.13, the actual knowledge of the Company's internal intellectual property counsel as of the date hereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the date first above written.

                                   AMERICAN BRANDS, INC.
Attest:

/s/ Mark S. Lyon                  By /s/ Gilbert L. Klemann II
-------------------------            ----------------------
Name:  Mark S. Lyon                  Name:  Gilbert L. Klemann
Title: Assistant Secretary           Title: Senior Vice President and General
                                            Counsel

Attest:                           HCAC, INC.


/s/ Mark S. Lyon                  By /s/ Charles H. McGill
-------------------------            ---------------------
Name:  Mark S. Lyon                  Name:  Charles H. McGill
Title: Secretary                     Title: Vice President


Attest:                           COBRA GOLF INCORPORATED

/s/ David A. Schaefer             By /s/ Mark C. McClure
-------------------------           ----------------------
Name: David A.Schaefer              Name: Mark C. McClure
Title: Senior Vice President        Title: President and
        and Chief Operating                 Chief Executive
        Officer                             Officer

                            CONDITIONS TO THE OFFER

          Notwithstanding any other term of the Offer or this Agreement, Purchaser shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) under the Exchange Act (relating to Purchaser's obligation to pay for or return tendered shares of Common Stock after the termination or withdrawal of the Offer), to pay for any shares of Common Stock tendered pursuant to the Offer unless, (i) there shall have been validly tendered and not withdrawn prior to the expiration of the Offer such number of shares of Common Stock which would constitute a majority of (x) the outstanding shares (determined on a fully diluted basis) of Common Stock and (y) the outstanding shares (determined on a fully diluted basis) of Common Stock not owned beneficially or of record by the Company's directors or officers (clauses (x) and (y) being collectively referred to as the "Minimum Condition") and (ii) any waiting period under the HSR Act applicable to the purchase of shares of Common Stock pursuant to the Offer shall have expired or been terminated. Furthermore, notwithstanding any other term of the Offer or this Agreement, Purchaser shall not be required to accept for payment or, subject as aforesaid, to pay for any shares of Common Stock not theretofore accepted for payment or paid for, and may terminate the Offer if, at any time on or after the date of this Agreement and before the acceptance of such shares for payment or the payment therefor, any of the following conditions exists (other than as a result of any action or inaction of Parent or any of its subsidiaries that constitutes a breach of this Agreement):

          (a) there shall be threatened, instituted or pending any suit, action or proceeding by or before any court of competent jurisdiction or other Governmental Entity, (i) challenging the acquisition by Parent or Purchaser of any shares of Common Stock under the Offer or pursuant to the Stock Option and Tender Agreement or seeking to restrain or prohibit the making or consummation of the Offer or the Merger or the performance of any of the other transactions contemplated by this Agreement or the Stock Option and Tender Agreement (including the voting provisions thereunder), or seeking to obtain from the Company, Parent or Purchaser any damages relating to the Offer or the Merger or any of the other transactions contemplated by this Agreement or the Stock Option and Tender Agreement that are material in relation to the Company and the Subsidiaries, taken as a whole, (ii) seeking to prohibit or limit the ownership or operation by the Company, Parent or any of their respective subsidiaries of a material portion of the business or assets of the Company and the Subsidiaries, taken as a whole, or Parent and its subsidiaries, taken as a whole, or to compel the Company or Parent to dispose of or hold separate any material portion of the business or assets of the Company and the Subsidiaries, taken as a whole, or Parent and its subsidiaries, taken as a whole, as a result of the Offer or any of the other transactions contemplated by this Agreement or the Stock Option and Tender Agreement, (iii) seeking to impose limitations on the ability of Parent or Purchaser to acquire or hold, or exercise full rights of ownership of, any shares of Common Stock accepted for payment pursuant to the Offer or purchased under the Stock Option and Tender Agreement including, without limitation, the right to vote such shares of Common Stock on all matters properly presented to the stockholders of the Company, (iv) seeking to prohibit Parent or any of its subsidiaries from effectively controlling the business or operations of the Company and the Subsidiaries or (v) which otherwise is reasonably likely to have a Material Adverse Effect;

           (b) there shall be any statute, law, rule, regulation, judgment, order or injunction proposed, enacted, entered, enforced, promulgated or deemed applicable to the Offer or the Merger, or any other action shall be taken by any Governmental Entity or court, other than the application to the Offer or the Merger of applicable waiting periods under the HSR Act, that could result, directly or indirectly, in any of the consequences referred to in clauses (i) through (v) of paragraph (a) above;

          (c)(i) the Company Board or any committee thereof shall (A) have withdrawn or modified its approval or recommendation of the Offer, this Agreement or the Merger in a manner adverse to Parent or (B) have approved or recommended any Competing Transaction, or (ii) the Company shall have entered into a definitive agreement with respect to a Superior Transaction in accordance with Section 6.1(l) of this Agreement;

          (d) any of the representations and warranties of the Company set forth in this Agreement that are qualified as to materiality shall not be true and correct and any such representations and warranties that are not so qualified shall not be true and correct in any material respect, in each case as of the date of this Agreement and as of the expiration of the Offer; provided, however, that all references in this Agreement to the phrases "to the knowledge of the Company" or "to the Company's knowledge" or words to that effect shall be disregarded for purposes of determining whether this condition exists;

          (e) the Company shall have failed to perform in any material respect any obligation or to comply in any material respect with any agreement or covenant of the Company to be performed or complied with by it under this Agreement;

          (f) there shall have occurred (i) any general suspension of trading in, or limitation on prices for, securities on the New York Stock Exchange or in the NASDAQ over-the-counter market in the United States (excluding any coordinated trading halt triggered solely as a result of a specified decrease in a market index and suspensions or limitations resulting solely from physical damage or interference with such exchanges not related to market conditions), (ii) a general declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (iii) any general limitation (whether or not mandatory) by any Governmental Entity on, or other event that materially adversely affects, the extension of credit by banks or other lending institutions or (iv) in case of any of the foregoing existing on the date of this Agreement, material acceleration or worsening thereof;

          (g) any change shall have occurred or been threatened (or any development shall have occurred or been threatened involving a prospective change) that would have a Material Adverse Effect;

          (h) this Agreement shall have been terminated in accordance with its terms;

          (i) the Company shall not have entered into employment agreements with the executives listed in Exhibit A hereto that are contemplated by
     Section 6.1(q) hereof;

          (j) Parent and Purchaser shall not have received the estoppel certificates contemplated by Section 6.1(r) hereof.

          The foregoing conditions are for the sole benefit of Parent and Purchaser and may be asserted by Parent and Purchaser regardless of the circumstances (other than as a result of any action or inaction of Parent or Purchaser or any of their subsidiaries which constitutes a breach of this Agreement) giving rise to such condition or may be waived by Parent and Purchaser in whole or in part at any time and from time to time in their sole discretion. The failure by Parent or Purchaser at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, the waiver of any such right with respect to particular facts and circumstances shall not be deemed to be a waiver with respect to any other facts and circumstances and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time. Any reasonable determination by Parent or Purchaser concerning the events described above shall be final and binding upon all parties.

                                                    SCHEDULE 1
                                                    ----------




                                                              Number of
                                                              ---------
Selling Stockholder                                              Shares
-------------------                                              ------
Gary E. Biszantz Living Trust Dated                           1,216,890
12-30-92

Gary E. Biszantz and Frances B. Biszantz                        300,000
Charitable Remainder Trust Dated
11-22-94

Biszantz Children's Trust Dated 12-30-92                        252,468

Crow 1990 Community Property Trust                              602,351
Dated 6-8-90

Thomas L. Crow 9% Net Income With                               279,721
Make-up Charitable Remainder Trust #1 Dated
12-17-94

Thomas L. Crow 20% Net Income With                               55,945
Make-up Charitable Remainder Trust #2 Dated
12-17-94

Thomas L. Crow G.P. FBO Crow Family                             250,000
Limited Partnership Account #1

Merrill Lynch (collateral account)                               26,667

Vandeweghe Living Trust Dated 11-16-92                          338,352

TAV Trust Dated 11-17-92                                         71,290

Greenside Unitrust A Charitable                                  50,000
Remainder Unitrust Dated 11-18-94

Greenside Foundation A Charitable                                25,000
Foundation Dated 11-18-94

Donald C. Sherman Living Trust Dated                            662,889
8-5-80

Starr Charitable Remainder Unitrust                              11,889
Dated 8-3-94 (NIMCRUT #1)

The John L. Schroeder and Kathleen A.                           300,582
Schroeder Living Trust Dated 1-4-80

John L. Schroeder and Kathleen A.                                15,192
Schroeder Charitable Remainder Trust
Dated 12-13-93

John L. Schroeder as Custodian for                                1,900
Jennifer Kelly Schroeder (Under
California Uniform Transfers to Minors
Act)

John L. Schroeder as Custodian for                                1,900
Molly Elizabeth Schroeder (Under
California Uniform Transfers to Minors
Act)

John L. Schroeder as Trustee under                                1,900
Declaration of Trust Dated 12-13-93

Arthur B. Schultz Living Trust Dated                            409,642
6-8-94

Arthur B. Schultz Charitable Foundation                          50,000
Dated 12-5-85

Arthur B. Schultz Charitable Remainder                           25,000
Trust Dated 12-22-94


                                                                       EXHIBIT A

                                     NAME
                                     ----

                              Thomas W. McGinnis

                               James S. Vincent

                             Patrick P. McDougall

                               Richard J. Liesz

                            Christopher S. Merrill

                                James A. Pfeil

                               Robert D. Hirsch

                               Robert K. Bruning

                                                                   EXHIBIT B

[TWM and JSV]


                            COBRA GOLF INCORPORATED


                                           , 1996
                               ------------------


CONFIDENTIAL
------------

Mr.

[Insert Address]



Dear Mr.        :

          As you know, it is proposed that HCAC, Inc., a wholly-owned subsidiary of American Brands, Inc., be merged with and into Cobra Golf Incorporated (the "Company"). In order to induce you to remain in the employ of the Company following the merger, the Company agrees that, in the event the contemplated merger is consummated, the Company will provide you with the following compensation subject to the terms and conditions hereof.

Stay Bonus
----------

          If you continue in employment with the Company through the effective date of the merger (the "Closing Date") and for 30 days after the Closing Date, you will be entitled to a stay bonus of $37,500 payable as soon as practicable (but no later than 5 business days) thereafter. If you continue in employment with the Company through the first anniversary of the Closing Date, you will be entitled to an additional stay bonus of $37,500 payable as soon as practicable (but no later than 5 business days) thereafter.

          If the Company terminates your employment after the Closing Date for reasons other than Disability or Cause (as hereinafter defined), or you terminate your employment for "Good Reason" (as hereinafter defined), prior to the date on which you would be entitled to either stay bonus, you shall be paid the stay bonus upon your termination of employment. You will not be eligible for the stay bonus if you terminate employment with the Company voluntarily, or if your employment terminates by death or your employment is terminated by the Company for Disability or

Cause, prior to the date on which you would be entitled to the stay bonus.

Salary
------

          Your salary shall continue at your current level and be subject to annual review by the Board of Directors of the Company and possible adjustment.

Annual Incentive Bonus
----------------------

          An annual incentive compensation program will be established commencing for 1996 and continuing through 1997. The program will provide a target bonus to you for 1996 equal to 35% of your base salary with an opportunity to earn a maximum of 52.5% of your base salary, but only if established operating company contribution goals are met. The operating company contribution goals for 1996 will not be greater than as set forth on Schedule A.

Long Term Incentives
--------------------

          The Company will also establish an enhanced long-term incentive plan for the performance period 1996 through 1998. You will be awarded 150 units under this plan. If the Company achieves $220 million of operating company contribution (generally operating profit exclusive of amortization of intangibles) during this performance period, the value of each unit to be paid in early 1999 will be $500. If the Company achieves $250 million of cumulative operating company contribution during this performance period, the value of each unit to be paid in early 1999 will be $1,000. If the Company achieves $300 million of cumulative operating company contribution during this performance period, the value of each unit to be paid in early 1999 will be $2,500. For performance between $225 million of cumulative operating company contribution and $250 million of cumulative operating company contribution, the value of each unit will be interpolated between $500 and $1,000 and, for performance between $250 million and $300 million of cumulative operating company contribution, the value of each unit will be interpolated between $1,000 and $2,500.

          You will also be eligible for stock options under the American Brands, Inc. Long-Term Incentive Plan. The Company will recommend that you be granted options for 1996 with respect to at least 4,000 shares of American Brands, Inc. common stock.

Services
--------

          You agree to devote all of your business time, skill and energies to promote the interests of the Company and its affiliates during the term of your employment hereunder and to serve in such positions with the Company as may be reasonably assigned by its Board of Directors consistent with the status of an executive officer and your position as a Vice President. You also agree to serve, at the request of the Company, in director or officer positions with any affiliate of the Company consistent with the status of an executive officer.

Expenses
--------

          During your period of employment hereunder, the Company will pay all reasonable business and travel expenses incurred by you in furtherance of or in connection with the Company's business. If any such expenses are paid by you in the first instance, the Company will reimburse you promptly upon receipt of a satisfactory accounting therefor. In the event any such expenses that have been paid are determined by the Board of Directors of the Company not to be incurred in the ordinary course of business, you shall repay to the Company the amount of such expenses.

Severance
---------

          Your employment may be terminated by the Company at any time provided that you shall be entitled to the severance benefits hereinafter set forth. In the event that the Company terminates your employment for reasons other than Disability or Cause, or you terminate your employment for "Good Reason" (as hereinafter defined), you shall receive the following severance in lieu of any further compensation:

            (i) salary payable for a period of 12 months after notice of termination of employment is given to you by the Company payable at the Company's regular payroll periods;

           (ii) your target bonus for the calendar year in which the notice of termination is given, (or, if greater, the bonus paid to you with respect to calendar year 1995), whether or not performance goals are achieved, payable promptly following the calendar year in which the notice of termination is given;

          (iii) your target bonus for the calendar year in which the notice of termination is given, whether or not performance goals are achieved, multiplied by a fraction the numerator of which is the number of days in such calendar year through the date that the notice of termination of employment is given and the denominator of which is the number of days in such calendar year, payable promptly following the calendar year in which the notice of termination is given; and

          (iv) coverage under the Company's medical and life insurance plans for the 12 month period following the date that a notice of termination of employment is given or until you obtain new employment, whichever is earlier. This continued coverage shall be on the same terms and conditions and subject to the same limitations as medical and life insurance coverage available to employees of the Company at your level at the date of termination. In the event that your continued coverage is not permitted under the terms and provisions of such plans, the Company shall arrange to provide you with benefits that are substantially similar to those that you would have been entitled to receive if you had remained covered during such period. Your right to elect continued medical coverage for a period of 18 months after termination of employment under COBRA rules shall be deemed satisfied to the extent of the first 12 months thereof by the coverage provided in this clause (iv).

          The term "Disability" means your physical or mental incapacity, whether totally or partially, of performing the essential functions of your position for a three consecutive month period. In such event, the Company may terminate your employment with no further obligation other than to pay benefits under the Company's disability plans. The term "Cause" shall mean any of the following: embezzlement; fraud; dishonesty; breach of fiduciary duty to the Company; deliberately disregarding the rules of the Company which results in a material loss, damage or injury to the Company; unauthorized disclosure of any of the secrets or confidential information of the Company; a material breach of any agreement (including this Agreement) with the Company; inducement of any representative that acts for the Company to terminate such relationship which termination results in material damage to the Company; or engaging in any conduct which constitutes unfair competition with the Company. In the event that the Company terminates your employment for Cause, the Company shall have no further obligations under this Agreement.

          For purposes of this Agreement, "Good Reason" shall mean the occurrence (without your express written consent) of any one of the following acts by the Company:

          (i) the assignment to you of any duties which would not be commensurate with those of an executive officer or your removal from the office of Vice President;

          (ii) relocation of the Company's principal executive offices to a location outside the San Diego Metropolitan Area or the Company's requiring you to be based anywhere other than the Company's principal executive offices except for required travel on the Company's business to an extent substantially consistent with your present business travel obligations; or

          (iii) the failure by the Company to afford you with an annual incentive bonus program.

In order to be a termination of employment by you for "Good Reason", such termination must occur within 60 calendar days of the date that you are notified of the occurrence giving rise to the "Good Reason."

          You agree that during the period for which you are receiving severance payments hereunder, you shall render exclusive consulting services to the Company as the Company shall reasonably request, that your consulting services to the golf industry shall be exclusively to the Company and that you will not, during such period, directly or indirectly, for your own account or for the account of others, either as an officer, director, stockholder, owner, partner, promoter, employee, consultant, adviser, agent, manager, or in any other capacity, assist or provide services to any person or entity that is then in competition with the Company or its affiliates in the golf industry. Pursuant to such executive consulting arrangement, you shall not be required to follow a specified work schedule and shall not be under the control of the Company, but shall be available on policy or strategic planning questions, either in person or by telephone, at your discretion, for up to a maximum of twenty (20) hours a month at such times as the Company may reasonably request during the consulting period.

Voluntary Termination
---------------------

          If your employment is not terminated by the Company, but you voluntarily terminate your employment, you agree that you shall render exclusive consulting services to the Company as the Company shall reasonably request for a period of up to 12 months following the date of your termination of employment, such period to be at the sole election of the Company, which election shall be made within 30 calendar days of such termination, that your consulting services shall be exclusively to the Company, and that you will not, during such period, directly or indirectly, for your own account or for the account of others, either as an officer, director, stockholder, owner, partner, promoter, employee, consultant, adviser, agent, manager, or in any other capacity, assist or provide services to any person or entity that is then in competition with the Company or its affiliates in the golf industry. You shall receive a monthly consulting fee for the period that the Company elects that you render exclusive consulting services hereunder at your base salary rate in effect on the date of your termination of employment plus your target bonus for the one year in which you voluntarily terminate (or the amount of your 1995 bonus if greater).

Confidential Matters
--------------------

          In view of the fact that your employment or consulting arrangement with the Company will bring you into close contact with many confidential affairs of the Company and its affiliates, including matters of a business nature such as information about costs, profits, technology, markets, sales, trade secrets, potential patents and other business ideas, customer lists, plans for future developments and information of any other kind not known in the golf industry generally, or industries in which other affiliates of the Company are engaged (hereinafter, collectively, "Confidential Matters"), you agree:

            (i) to keep secret all Confidential Matters of the Company and affiliates of the Company, and not to disclose them to anyone outside of the Company or its affiliates, or otherwise use them or use your knowledge of them for your own benefit, either during the term of your employment hereunder or during the period while you are receiving severance or consulting payments hereunder; and

           (ii) to deliver promptly to the Company at the termination of your employment, or at any time the Company may request, all memoranda, notices, records, reports and other documents (and all copies thereof) relating to the business of the Company or any of its subsidiaries or affiliates, including but not limited to, Confidential Matters which you may then possess or have under your control.

Termination of Agreement
------------------------

          This Agreement will terminate on the second anniversary of the Closing Date.

Prior Agreements
----------------

          This Agreement supersedes any existing employment agreement with the Company and any other prior agreement or understanding relating to your employment and all rights thereunder will terminate.

Modification
------------

          This Agreement may not be modified without prior written agreement of the parties.

Governing Law
-------------

          This Agreement shall be governed by and construed in accordance with the laws of the State of California without giving effect to principles of conflicts of law. The parties hereto hereby consent and submit to the jurisdiction of a state or federal court located in California.

Tax Withholding
---------------

          Any amounts payable hereunder shall be subject to applicable tax withholding.

Specific Performance
--------------------

          You hereby expressly agree and understand that the remedy at law for any breach of this Agreement will be inadequate and is not readily susceptible to being measured in monetary terms. Accordingly, it is acknowledged that the Company will be entitled to, among other remedies, immediate injunctive relief and may obtain without bond a temporary order restraining any threatened or further breach of this Agreement. However, nothing in this paragraph shall be deemed to limit the Company's remedies at law or in equity for any breach of this Agreement.

          In the event that any party hereto reasonably retains counsel for the purpose of enforcing or preventing the breach of any provision hereof, then, if such matter is settled by judicial determination, the prevailing party shall be entitled to recover all costs and expenses incurred thereby including, but not limited to reasonable attorneys fees and costs associated with such litigation as determined by the court.

          The invalidity or unenforceability of any term of this Agreement shall not affect the validity or enforceability of any other term of the Agreement, which shall remain in full force and effect. If any provision should be deemed invalid, illegal or unenforceable because its scope is considered excessive, such provision shall be modified so that the scope of the provision is reduced only to the minimum extent necessary to render the modified provision valid. In no event, however, shall the Company be required to pay any salary, bonus, severance or consulting compensation under this Agreement if you do not comply with your exclusive consulting or non-compete obligation.

          If this letter sets forth correctly our agreement on the subject matter hereof, please sign and return to me the enclosed copy of this letter, which will then constitute our agreement on the subject.

                                    Very truly yours,

                                    COBRA GOLF INCORPORATED


                                    By
                                      -------------------------------------

Accepted and Agreed to

this ___ day of December, 1995

---------------------------

                 ENHANCED LONG-TERM INCENTIVE PLAN ('96 - '98)

                  AMERICAN BRANDS, INC.            ====== PROPOSED (3 YR) LONG-TERM PLAN*======
                      OPTION GRANT
                       FEB '96                 UNITS            MIN            MAX               SPLIT
                      ---------              --------          -----          -----             -------
MCM                   18,000                    425           $212,500      $1,062,500        100% COBRA
                                                                          **$1,434,400
DAS                    8,500                    225           $112,500        $562,500        100% COBRA
                                                                            **$759,400
9 REMAINING VPS        4,000                    150            $75,000        $375,000        100% COBRA
                                     TOTALS:                $1,000,000      $5,000,000
                                                                          **$5,568,800


                                                        PER UNIT               CUMULATIVE
                         PERFORMANCE                     PAYOUT                 OCC ($M)
                         -----------                     ------                 --------
                         MINIMUM                         $  500                 $225.0

                                                         $1,000                 $250.0

                         MAXIMUM                         $2,500                 $300.0

                            [1996-98 PAYOUT CURVE]


                           [LINE GRAPH APPEARS HERE
                       ILLUSTRATING THE PER UNIT PAYOUT
            PER CUMULATIVE OPERATING COMPANY CONTRIBUTION ACHIEVED
                          (IN MILLIONS OF DOLLARS).]

    VERTICAL AXIS:                      HORIZONTAL AXIS:
   PER UNIT PAYOUT               CUMULATIVE OCC ACHIEVED (IN $M)
   ---------------               -------------------------------
         $500                                $225.0
       $1,000                                $250.0
       $2,500                                $300.0

----------------
 * LONG-TERM PLAN IS ENHANCED FOR THE 96-98 PERIOD; PRESENTLY INTEND FOR STANDARD OVERLAPPING CYCLES TO BEGIN IN 1997.
** IF MAXIMUM IS ACHIEVED, MCM AND DAS WILL RECEIVE A 35% PREMIUM.

                                                                      SCHEDULE A

               1996 EXECUTIVE INCENTIVE PLAN PERFORMANCE MATRIX

        PERFORMANCE MEASUREMENT: OPERATING COMPANY CONTRIBUTION ($000)

              1996 PROFIT PLAN                    $87,000

              MINIMUM PAYOUT                         60.0%

              MAXIMUM PAYOUT                        150.0%


                        AMOUNT           % OF PROFIT       % OF TARGET
                      (IN $000)             PLAN              PAID
                      ---------             ----              ----

MINIMUM               $56,500                65.0%             60.0%

ACCELERATION POINT    $74,000                85.0%            100.0%

MAXIMUM               $87,000               100.0%            150.0% **

                              [1996 PAYOUT CURVE]




                           [LINE GRAPH APPEARS HERE
                 ILLUSTRATING THE PERCENTAGE OF PAYOUT TARGET
                 PER OPERATING COMPANY CONTRIBUTION ACHIEVED
                               (IN THOUSANDS).]


                                                   HORIZONTAL AXIS:
                 VERTICAL AXIS:                   OPERATING COMPANY
              % OF TARGET PAYOUT                CONTRIBUTION ACHIEVED
              ------------------                ---------------------
                     60.0%                             $56.5
                    100.0%                             $74.0
                    150.0%                             $87.0

-------------
** IF MAXIMUM IS ACHIEVED (i.e. $87.0M), MCCLURE AND SCHAEFER WILL RECEIVE
   BONUSES EQUAL TO THEIR RESPECTIVE BASE SALARIES.

                                                                   EXHIBIT C

[VPs other than TWM and JSV]


                            COBRA GOLF INCORPORATED


                                           , 1996
                               ------------------


CONFIDENTIAL
------------

Mr.

[Insert Address]



Dear Mr.        :

          As you know, it is proposed that HCAC, Inc., a wholly-owned subsidiary of American Brands, Inc., be merged with and into Cobra Golf Incorporated (the "Company"). In order to induce you to remain in the employ of the Company following the merger, the Company agrees that, in the event the contemplated merger is consummated, the Company will provide you with the following compensation subject to the terms and conditions hereof.

Stay Bonus
----------

          If you continue in employment with the Company through the effective date of the merger (the "Closing Date") and for 30 days after the Closing Date, you will be entitled to a stay bonus of $25,000 payable as soon as practicable (but no later than 5 business days) thereafter. If you continue in employment with the Company through the first anniversary of the Closing Date, you will be entitled to an additional stay bonus of $25,000 payable as soon as practicable (but no later than 5 business days) thereafter.

          If the Company terminates your employment after the Closing Date for reasons other than Disability or Cause (as hereinafter defined), or you terminate your employment for "Good Reason" (as hereinafter defined), prior to the date on which you would be entitled to either stay bonus, you shall be paid the stay bonus upon your termination of employment. You will not be eligible for the stay bonus if you terminate employment with the Company voluntarily, or if your employment terminates by death or your employment is terminated by the Company for Disability or

Cause, prior to the date on which you would be entitled to the stay bonus.

Salary
------

          Your salary shall continue at your current level and be subject to annual review by the Board of Directors of the Company and possible adjustment.

Annual Incentive Bonus
----------------------

          An annual incentive compensation program will be established commencing for 1996 and continuing through 1997. The program will provide a target bonus to you for 1996 equal to [30-35%] of your base salary with an opportunity to earn a maximum of [45-52.5%] of your base salary, but only if established operating company contribution goals are met. The operating company contribution goals for 1996 will not be greater than as set forth on Schedule A.

Long Term Incentives
--------------------

          The Company will also establish an enhanced long-term incentive plan for the performance period 1996 through 1998. You will be awarded 150 units under this plan. If the Company achieves $220 million of operating company contribution (generally operating profit exclusive of amortization of intangibles) during this performance period, the value of each unit to be paid in early 1999 will be $500. If the Company achieves $250 million of cumulative operating company contribution during this performance period, the value of each unit to be paid in early 1999 will be $1,000. If the Company achieves $300 million of cumulative operating company contribution during this performance period, the value of each unit to be paid in early 1999 will be $2,500. For performance between $225 million of cumulative operating company contribution and $250 million of cumulative operating company contribution, the value of each unit will be interpolated between $500 and $1,000 and, for performance between $250 million and $300 million of cumulative operating company contribution, the value of each unit will be interpolated between $1,000 and $2,500.

          You will also be eligible for stock options under the American Brands, Inc. Long-Term Incentive Plan. The Company will recommend that you be granted options for 1996 with respect to at least 4,000 shares of American Brands, Inc. common stock.

Services
--------

          You agree to devote all of your business time, skill and energies to promote the interests of the Company and its affiliates during the term of your employment hereunder and to serve in such positions with the Company as may be reasonably assigned by its Board of Directors consistent with the status of an executive officer and your position as a Vice President. You also agree to serve, at the request of the Company, in director or officer positions with any affiliate of the Company consistent with the status of an executive officer.

Expenses
--------

          During your period of employment hereunder, the Company will pay all reasonable business and travel expenses incurred by you in furtherance of or in connection with the Company's business. If any such expenses are paid by you in the first instance, the Company will reimburse you promptly upon receipt of a satisfactory accounting therefor. In the event any such expenses that have been paid are determined by the Board of Directors of the Company not to be incurred in the ordinary course of business, you shall repay to the Company the amount of such expenses.

Severance
---------

          Your employment may be terminated by the Company at any time provided that you shall be entitled to the severance benefits hereinafter set forth. In the event that the Company terminates your employment for reasons other than Disability or Cause, or you terminate your employment for "Good Reason" (as hereinafter defined), you shall receive the following severance in lieu of any further compensation:

            (i) salary payable for a period of 12 months after notice of termination of employment is given to you by the Company payable at the Company's regular payroll periods;

           (ii) your target bonus for the calendar year in which the notice of termination is given, (or, if greater, the bonus paid to you with respect to calendar year 1995), whether or not performance goals are achieved, payable promptly following the calendar year in which the notice of termination is given;

          (iii) your target bonus for the calendar year in which the notice of termination is given, whether or not performance goals are achieved, multiplied by a fraction the numerator of which is the number of days in such calendar year through the date that the notice of termination of employment is given and the denominator of which is the number of days in such calendar year, payable promptly following the calendar year in which the notice of termination is given; and

          (iv) coverage under the Company's medical and life insurance plans for the 12 month period following the date that a notice of termination of employment is given or until you obtain new employment, whichever is earlier. This continued coverage shall be on the same terms and conditions and subject to the same limitations as medical and life insurance coverage available to employees of the Company at your level at the date of termination. In the event that your continued coverage is not permitted under the terms and provisions of such plans, the Company shall arrange to provide you with benefits that are substantially similar to those that you would have been entitled to receive if you had remained covered during such period. Your right to elect continued medical coverage for a period of 18 months after termination of employment under COBRA rules shall be deemed satisfied to the extent of the first 12 months thereof by the coverage provided in this clause (iv).

          The term "Disability" means your physical or mental incapacity, whether totally or partially, of performing the essential functions of your position for a three consecutive month period. In such event, the Company may terminate your employment with no further obligation other than to pay benefits under the Company's disability plans. The term "Cause" shall mean any of the following: embezzlement; fraud; dishonesty; breach of fiduciary duty to the Company; deliberately disregarding the rules of the Company which results in a material loss, damage or injury to the Company; unauthorized disclosure of any of the secrets or confidential information of the Company; a material breach of any agreement (including this Agreement) with the Company; inducement of any representative that acts for the Company to terminate such relationship which termination results in material damage to the Company; or engaging in any conduct which constitutes unfair competition with the Company. In the event that the Company terminates your employment for Cause, the Company shall have no further obligations under this Agreement.

          For purposes of this Agreement, "Good Reason" shall mean the occurrence (without your express written consent) of any one of the following acts by the Company:

          (i) the assignment to you of any duties which would not be commensurate with those of an executive officer or your removal from the office of Vice President;

          (ii) relocation of the Company's principal executive offices to a location outside the San Diego Metropolitan Area or the Company's requiring you to be based anywhere other than the Company's principal executive offices except for required travel on the Company's business to an extent substantially consistent with your present business travel obligations; or

          (iii) the failure by the Company to afford you with an annual incentive bonus program.

In order to be a termination of employment by you for "Good Reason", such termination must occur within 60 calendar days of the date that you are notified of the occurrence giving rise to the "Good Reason."

          You agree that during the period for which you are receiving severance payments hereunder, you shall render exclusive consulting services to the Company as the Company shall reasonably request, that your consulting services to the golf industry shall be exclusively to the Company and that you will not, during such period, directly or indirectly, for your own account or for the account of others, either as an officer, director, stockholder, owner, partner, promoter, employee, consultant, adviser, agent, manager, or in any other capacity, assist or provide services to any person or entity that is then in competition with the Company or its affiliates in the golf industry. Pursuant to such executive consulting arrangement, you shall not be required to follow a specified work schedule and shall not be under the control of the Company, but shall be available on policy or strategic planning questions, either in person or by telephone, at your discretion, for up to a maximum of twenty (20) hours a month at such times as the Company may reasonably request during the consulting period.

Voluntary Termination
---------------------

          If your employment is not terminated by the Company, but you voluntarily terminate your employment, you agree that you shall render exclusive consulting services to the Company as the Company shall reasonably request for a period of up to 12 months following the date of your termination of employment, such period to be at the sole election of the Company, which election shall be made within 30 calendar days of such termination, that your consulting services shall be exclusively to the Company, and that you will not, during such period, directly or indirectly, for your own account or for the account of others, either as an officer, director, stockholder, owner, partner, promoter, employee, consultant, adviser, agent, manager, or in any other capacity, assist or provide services to any person or entity that is then in competition with the Company or its affiliates in the golf industry. You shall receive a monthly consulting fee for the period that the Company elects that you render exclusive consulting services hereunder at your base salary rate in effect on the date of your termination of employment plus your target bonus for the year in which you voluntarily terminate (or the amount of your 1995 bonus if greater).

Confidential Matters
--------------------

          In view of the fact that your employment or consulting arrangement with the Company will bring you into close contact with many confidential affairs of the Company and its affiliates, including matters of a business nature such as information about costs, profits, technology, markets, sales, trade secrets, potential patents and other business ideas, customer lists, plans for future developments and information of any other kind not known in the golf industry generally, or industries in which other affiliates of the Company are engaged (hereinafter, collectively, "Confidential Matters"), you agree:

            (i) to keep secret all Confidential Matters of the Company and affiliates of the Company, and not to disclose them to anyone outside of the Company or its affiliates, or otherwise use them or use your knowledge of them for your own benefit, either during the term of your employment hereunder or during the period while you are receiving severance or consulting payments hereunder; and

           (ii) to deliver promptly to the Company at the termination of your employment, or at any time the Company may request, all memoranda, notices, records, reports and other documents (and all copies thereof) relating to the business of the Company or any of its subsidiaries or affiliates, including but not limited to, Confidential Matters which you may then possess or have under your control.

Termination of Agreement
------------------------

          This Agreement will terminate on the second anniversary of the Closing Date.

Prior Agreements
----------------

          This Agreement supersedes any existing employment agreement with the Company and any other prior agreement or understanding relating to your employment and all rights thereunder will terminate.

Modification
------------

          This Agreement may not be modified without prior written agreement of the parties.

Governing Law
-------------

          This Agreement shall be governed by and construed in accordance with the laws of the State of California without giving effect to principles of conflicts of law. The parties hereto hereby consent and submit to the jurisdiction of a state or federal court located in California.

Tax Withholding
---------------

          Any amounts payable hereunder shall be subject to applicable tax withholding.

Specific Performance
--------------------

          You hereby expressly agree and understand that the remedy at law for any breach of this Agreement will be inadequate and is not readily susceptible to being measured in monetary terms. Accordingly, it is acknowledged that the Company will be entitled to, among other remedies, immediate injunctive relief and may obtain without bond a temporary order restraining any threatened or further breach of this Agreement. However, nothing in this paragraph shall be deemed to limit the Company's remedies at law or in equity for any breach of this Agreement.

          In the event that any party hereto reasonably retains counsel for the purpose of enforcing or preventing the breach of any provision hereof, then, if such matter is settled by judicial determination, the prevailing party shall be entitled to recover all costs and expenses incurred thereby including, but not limited to reasonable attorneys fees and costs associated with such litigation as determined by the court.

          The invalidity or unenforceability of any term of this Agreement shall not affect the validity or enforceability of any other term of the Agreement, which shall remain in full force and effect. If any provision should be deemed invalid, illegal or unenforceable because its scope is considered excessive, such provision shall be modified so that the scope of the provision is reduced only to the minimum extent necessary to render the modified provision valid. In no event, however, shall the Company be required to pay any salary, bonus, severance or consulting compensation under this Agreement if you do not comply with your exclusive consulting or non-compete obligation.

          If this letter sets forth correctly our agreement on the subject matter hereof, please sign and return to me the enclosed copy of this letter, which will then constitute our agreement on the subject.

                                    Very truly yours,

                                    COBRA GOLF INCORPORATED


                                    By
                                      ----------------------------------------

Accepted and Agreed to

this ___ day of December, 1995


-------------------------------

                 ENHANCED LONG-TERM INCENTIVE PLAN ('96 - '98)

                  AMERICAN BRANDS, INC.            ====== PROPOSED (3 YR) LONG-TERM PLAN*======
                      OPTION GRANT
                       FEB '96                 UNITS            MIN            MAX               SPLIT
                      ---------              --------          -----          -----             -------
MCM                   18,000                    425           $212,500      $1,062,500        100% COBRA
                                                                          **$1,434,400
DAS                    8,500                    225           $112,500        $562,500        100% COBRA
                                                                            **$759,400
9 REMAINING VPS        4,000                    150            $75,000        $375,000        100% COBRA
                                     TOTALS:                $1,000,000      $5,000,000
                                                                          **$5,568,800


                                                        PER UNIT               CUMULATIVE
                         PERFORMANCE                     PAYOUT                 OCC ($M)
                         -----------                     ------                 --------
                         MINIMUM                         $  500                 $225.0

                                                         $1,000                 $250.0

                         MAXIMUM                         $2,500                 $300.0

                            [1996-98 PAYOUT CURVE]


                           [LINE GRAPH APPEARS HERE
                       ILLUSTRATING THE PER UNIT PAYOUT
            PER CUMULATIVE OPERATING COMPANY CONTRIBUTION ACHIEVED
                          (IN MILLIONS OF DOLLARS).]

    VERTICAL AXIS:                      HORIZONTAL AXIS:
   PER UNIT PAYOUT               CUMULATIVE OCC ACHIEVED (IN $M)
   ---------------               -------------------------------
         $500                                $225.0
       $1,000                                $250.0
       $2,500                                $300.0

----------------
 * LONG-TERM PLAN IS ENHANCED FOR THE 96-98 PERIOD; PRESENTLY INTEND FOR STANDARD OVERLAPPING CYCLES TO BEGIN IN 1997.
** IF MAXIMUM IS ACHIEVED, MCM AND DAS WILL RECEIVE A 35% PREMIUM.

                                                                      SCHEDULE A

               1996 EXECUTIVE INCENTIVE PLAN PERFORMANCE MATRIX

        PERFORMANCE MEASUREMENT: OPERATING COMPANY CONTRIBUTION ($000)

              1996 PROFIT PLAN                    $87,000

              MINIMUM PAYOUT                         60.0%

              MAXIMUM PAYOUT                        150.0%


                        AMOUNT           % OF PROFIT       % OF TARGET
                      (IN $000)             PLAN              PAID
                      ---------             ----              ----

MINIMUM               $56,500                65.0%             60.0%

ACCELERATION POINT    $74,000                85.0%            100.0%

MAXIMUM               $87,000               100.0%            150.0% **

                              [1996 PAYOUT CURVE]




                           [LINE GRAPH APPEARS HERE
                 ILLUSTRATING THE PERCENTAGE OF PAYOUT TARGET
                 PER OPERATING COMPANY CONTRIBUTION ACHIEVED
                               (IN THOUSANDS).]


                                                   HORIZONTAL AXIS:
                 VERTICAL AXIS:                   OPERATING COMPANY
              % OF TARGET PAYOUT                CONTRIBUTION ACHIEVED
              ------------------                ---------------------
                     60.0%                             $56.5
                    100.0%                             $74.0
                    150.0%                             $87.0

-------------
** IF MAXIMUM IS ACHIEVED (i.e. $87.0M), MCCLURE AND SCHAEFER WILL RECEIVE
   BONUSES EQUAL TO THEIR RESPECTIVE BASE SALARIES.